Filed Pursuant to Rule 424(b)(4)
Registration No. 333-232888

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 6, 2019)

5,217,392 Shares of Common Stock
Offered by Selling Stockholders

The selling stockholders identified in this prospectus supplement, referred to as the Selling Stockholders, are offering an aggregate of 5,217,392 shares of our outstanding common stock, par value $0.0001 per share, referred to as our common stock. We will not receive any proceeds from the sale of our common stock by the Selling Stockholders. We will not pay any underwriting discounts or commissions in connection with any sale of our common stock by the Selling Stockholders, which amounts will be borne by the Selling Stockholders. However, we will bear certain other costs and expenses associated with the sale of our common stock by the Selling Stockholders.

You should carefully read this prospectus supplement, together with the accompanying prospectus and the documents we incorporate by reference, before you invest in our common stock.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “IMXI”. The last reported sale price of our common stock on Nasdaq on September 11, 2019, was $13.00 per share.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves risks. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering price	$12.75	$66,521,748.00
Underwriting discount or commission(1)	$0.793050	$4,137,652.73
Proceeds to the Selling Stockholders, before expenses	$11.956950	$62,384,095.27
(1)	See “Underwriting” for a description of compensation payable to the underwriters.

The Selling Stockholders have granted the underwriters an option to purchase up to 782,608 additional shares of our common stock from the Selling Stockholders at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days after the offering.

Delivery of the shares of our common stock sold hereby will be made on or about September 16, 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	Cowen

BMO Capital Markets	KeyBanc Capital Markets
BTIG	Cantor	Craig-Hallum Capital Group	JMP Securities	Northland Capital Markets	Piper Jaffray

The date of this prospectus supplement is September 11, 2019

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, our business and our prospects. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. A description of our common stock is set forth in the accompanying prospectus under the caption “Description of Capital Stock.” This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. No person has been authorized to give any information or make any representations in connection with any offering other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Selling Stockholders, or the underwriters (or any of our or their respective affiliates). None of us, the Selling Stockholders, or the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders and the underwriters (or any of their respective affiliates) are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. Neither we, the Selling Stockholders nor any underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

This prospectus supplement and accompanying prospectus do not contain all of the information included in the registration statement. For a more complete understanding of this offering of our common stock, you should refer to the registration statement, including its exhibits. You should read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. The information contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference herein or therein is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock by the Selling Stockholders or the underwriters. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Intermex,” “the Company,” “we,” “us” and “our” refer to International Money Express, Inc., a Delaware corporation, and our consolidated subsidiaries.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo, and website name and address are our service marks or trademarks. Some of the more important trademarks and service marks that we use include, among others, International Money Express, Intermex, Interpuntos, Pago Express, and Checkdirect.

This prospectus supplement, including the documents incorporated herein by reference, may contain references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This prospectus

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supplement also may include trade names, trademarks and service marks of other companies and organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement, including those documents incorporated by reference belongs to its holder.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information we incorporate by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to certain matters that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, expectations for our business and the business of the Company.

These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “will,” “may,” “should,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “potentially,” “project,” “approximately,” “our planning assumptions,” and “future outlook.” These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Except for historical information, matters discussed in this prospectus supplement, the accompanying prospectus, and the information we incorporate by reference herein and therein are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those described in the “Risk Factors” sections and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (our “Annual Report”), our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 (collectively, our “Quarterly Reports”), and the other periodic reports and other filings that we file from time to time with the Securities and Exchange Commission (the “SEC”), as well as the following factors:

•	the ability to maintain the listing of our common stock on Nasdaq;
•	the ability to recognize the anticipated benefits of the Merger (as defined herein), which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	factors relating to our business, operations and financial performance, including:
○	competition in the markets in which we operate;
○	cyber-attacks or disruptions to our information technology, computer network systems and data centers;
○	our ability to maintain agent relationships on terms consistent with those currently in place;

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○	our ability to maintain banking relationships necessary for us to conduct our business;
○	credit risks from our agents and the financial institutions with which we do business;
○	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;
○	new technology or competitors that disrupt the current ecosystem;
○	our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements;
○	interest rate risk from elimination of LIBOR as a benchmark interest rate;
○	our success in developing and introducing new products, services and infrastructure;
○	customer confidence in our brand and in consumer money transfers generally;
○	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;
○	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;
○	changes in tax laws and unfavorable outcomes of tax positions we take;
○	political instability, currency restrictions and devaluation in countries in which we operate or plan to operate;
○	consumer fraud and other risks relating to customers’ authentication;
○	weakness in U.S. or international economic conditions;
○	change or disruption in international migration patterns;
○	our ability to protect our brand and intellectual property rights;
○	our ability to retain key personnel; and
○	changes in foreign exchange rates that could impact consumer remittance activity.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, and the information we incorporate by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement made by us in or through incorporation by reference in this prospectus supplement speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as required by law, we undertake no obligation to update any forward-looking statement for subsequent events.

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PROSPECTUS SUMMARY

The following is a summary of selected information about us contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. You should pay special attention to the risks and uncertainties identified under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and each of the documents incorporated herein or therein by reference, including our Annual Report and our Quarterly Reports. All information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares, unless otherwise noted.

International Money Express, Inc.

Overview

We are a rapidly growing and leading money remittance services company focused primarily on the United States to Latin America and the Caribbean (“LAC”) corridor, which includes Mexico, Central and South America and the Caribbean. We utilize our proprietary technology to deliver convenient, reliable and value-added services to our customers through a broad network of sending and paying agents. Our remittance services, which include a comprehensive suite of ancillary financial processing solutions and payment services, are available in 50 states, Washington D.C., and Puerto Rico, where customers can send money to beneficiaries in 17 LAC counties and four countries in Africa. Our services are accessible in person through over 100,000 sending and paying agents and company-operated stores, as well as online and via Internet-enabled mobile devices.

Money remittance services to Latin America, primarily Mexico and Guatemala, are the primary source of our revenue. During the fiscal quarter ended June 30, 2019, we processed approximately 18% of the aggregate volume of remittances to Mexico, according to the latest available data published by the Central Bank of Mexico, and approximately 25% of the aggregate volume of remittances to Guatemala, according to the latest available data published by the Central Bank of Guatemala. Our money remittance services involve the movement of funds on behalf of an originating customer for receipt by a designated beneficiary at a designated receiving location. Our remittances to Latin America are generated in the United States by customers with roots in Latin American and Caribbean countries, many of whom do not have an existing relationship with a traditional full-service financial institution capable of providing the services we offer. We provide these customers with flexibility and convenience to help them meet their financial needs. We believe many of our customers who use our services may have access to traditional banking services, but prefer to use our services based on reliability, convenience and value. We generate money remittance revenue from fees paid by our customers (i.e. the senders of funds), which we share with our sending agents in the United States and our paying agents in the destination country. Remittances paid in local currencies that are not pegged to the U.S. dollar also earn revenue through our daily management of currency exchange spreads.

Our money remittance services enable our customers to send and receive funds through our broad network of locations in the United States that are primarily operated by third-party businesses, which we refer to as sending agents, as well as a small number of company-operated stores in the LAC corridor. During 2019, we began offering outbound remittance services from Canada. In addition, our services are offered digitally through our website and via Internet-enabled mobile devices.

Corporate Information and History

The Company, formerly known as FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), was incorporated on May 28, 2015 under the laws of the state of Delaware. On July 26, 2018, the Company, as FinTech, consummated a transaction (the “Merger”) by and among the Company, as FinTech, FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex Holdings”) and SPC Intermex Representative LLC. As a result of the Merger, the separate corporate existence of Intermex Holdings ceased and Merger Sub 2 (which changed its name to International Money Express Sub 2, LLC in connection with the closing of the Merger) continued as the surviving entity. In connection with the closing of the Merger, the Company as FinTech, the surviving entity, changed its name to International Money Express, Inc.

Unless the context below otherwise provides, the terms “we,” “us,” “Intermex,” and the “Company” refer to International Money Express, Inc. following the Merger, together with its respective subsidiaries. We conduct our business primarily through our operating subsidiary, Intermex Wire Transfer, LLC.

Our principal executive offices are located at 9480 South Dixie Highway, Miami, Florida 33156, and our telephone number at that address is (305) 671-8000. Our website is https://www.intermexonline.com. The references to www.intermexonline.com in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement or the accompanying prospectus, or the documents incorporated by reference herein or therein.

THE OFFERING

The following summary contains basic information about our common stock and this offering and is not intended to be complete. It does not contain all the information that may be important to you. For a complete understanding of our common stock, you should read the section in the accompanying prospectus entitled “Description of Capital Stock” and the documents referred to therein.

Shares being offered by Selling Stockholders
5,217,392 shares of our common stock, $0.0001 par value per share.
Option to purchase additional shares
The Selling Stockholders have granted the underwriters an option for a period of 30 days to purchase up to 782,608 additional shares of our common stock.
Shares outstanding after this offering
37,982,848 shares of common stock.
Nasdaq symbol
IMXI
Use of proceeds
The Selling Stockholders will receive all of the net proceeds from the sale of our common stock in this offering. We will not receive any proceeds from the sale of our common stock by the Selling Stockholders in this offering. We will, however, bear the costs associated with the sale of shares by the Selling Stockholders, with certain limitations relating to legal costs of the Selling Stockholders. We will not pay any underwriting discounts and commissions in connection with the sale of our common stock by the Selling Stockholders, which payments will be borne by the Selling Stockholders. See “Use of Proceeds” for additional information.
Risk Factors
Investing in our common stock involves certain risks. You should consider the matters referred to under the heading “Risk Factors” of this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.

All of the shares being sold by the Selling Stockholders currently are issued and outstanding, including any shares that may be sold pursuant to the option granted to the underwriters to purchase additional shares. Unless we indicate otherwise, all references in this prospectus supplement to the number and percentage of our common stock outstanding following this offering are based on 37,982,848 shares of our common stock outstanding as of August 30, 2019 and do not give effect to:

•	2,777,719 shares of our common stock issuable upon exercise of outstanding stock options awarded under our 2018 Omnibus Equity Compensation Plan, as of August 30, 2019, of which 664,762 shares were vested as of such date;
•	21,189 shares of our common stock issuable to holders upon vesting of outstanding restricted stock units (“RSU’s”) issued under our 2018 Omnibus Equity Compensation Plan; and
•	572,481 shares of our common stock reserved for issuance upon grant of additional equity awards under our 2018 Omnibus Equity Compensation Plan, as of August 30, 2019.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 782,608 shares of our common stock from the Selling Stockholders and no exercise of the outstanding options or issuance pursuant to outstanding restricted stock units described above.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including our financial statements and related notes thereto. If one or more of the events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. Furthermore, in these circumstances, the market price of our common stock could decline and purchasers of our common stock could lose all or part of their investments. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us and the price of our common stock.

Risks Relating to Our Common Stock and this Offering

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We will be an “emerging growth company” until the earlier of (a) the last day of the fiscal year (i) following January 19, 2022, the fifth anniversary of us becoming a publicly-traded company, (ii) in which we have total annual gross revenue of at least $1.07 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company.” Accordingly, until we cease being an “emerging growth company,” our stockholders will not have the benefit of an independent assessment of the effectiveness of our internal control environment.

Our common stock price may fluctuate significantly following the Selling Stockholders’ sale of shares in this offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The Selling Stockholders are selling an aggregate of 5,217,392 shares of our common stock in this offering, which represents approximately 13.7% of our outstanding common stock as of August 30, 2019 (or 15.8% if the underwriters exercise in full their option to purchase additional shares from the Selling Stockholders). The sale of this significant number of shares of our common stock could result in a decrease of, and additional volatility in, the market price of our common stock.

The market price of our common stock also may be impacted by the risks related to our business and may cause the market value of our common stock to vary significantly. If our performance does not meet market expectations, the price of our common stock may decline. Fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. The trading price of our common stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material and adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of our common stock may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	success of competitors;
•	our operating results failing to meet market expectations in a particular period;
•	changes in financial estimates and recommendations by securities analysts concerning us or the money transfer services industry and market in general;
•	operating and stock price performance of other companies that investors deem comparable to us;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business;
•	commencement of, or involvement in, litigation involving us;
•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of our common stock available for public sale;
•	any significant change in our board or management;
•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders, including the Selling Stockholders, or the perception that such sales could occur; and
•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Any of the factors listed above could have a material and adverse effect on the market value of our common stock.

Broad market and industry factors may depress the market price of our common stock irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for financial technology stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We are a holding company with nominal net worth and will depend on dividends and distributions from our subsidiaries to pay any dividends; and our outstanding debt obligations may limit our ability to pay dividends.

We are a holding company with nominal net worth. We do not have any assets or conduct any business operations other than our investments in our subsidiaries. Our business operations are conducted primarily out of our operating subsidiary, Intermex Wire Transfer, LLC. As a result, our ability to pay dividends, if any, will be dependent upon cash dividends and distributions or other transfers from our subsidiaries. Payments to us by our subsidiaries will be contingent upon their respective earnings and subject to any limitations on the ability of such entities to make payments or other distributions to us. See “Risk Factors—Risks Related to Our Indebtedness—” for additional information. In addition, our subsidiaries are separate and distinct legal entities and have no obligation to make any funds available to us.

Furthermore, on November 7, 2018, the Company and its subsidiaries entered into a financing agreement with, among others, certain of the Company’s domestic subsidiaries as borrowers and a group of banking institutions (as further amended on December 7, 2018, the “Credit Agreement”), that limits the Company’s and its subsidiaries’ ability to, among other things, pay dividends and make certain distributions. For additional information relating to the Credit Agreement, see Note 8 to our consolidated financial statements included in our Annual Report and Note 7 to our condensed consolidated financial statements included in our Quarterly Report for the fiscal quarter ended June 30, 2019.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion, and debt repayment, and we have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no or few securities or industry analysts commence coverage of the Company, our stock price would likely be less than that which would obtain if we had such coverage and the liquidity, or trading volume of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover the Company, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common stock.

We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions and repayment of outstanding indebtedness or grants under the 2018 Omnibus Equity Compensation Plan without stockholder approval in a number of circumstances.

Our issuance of additional common stock or other equity securities could have one or more of the following effects:

•	our existing stockholders’ proportionate ownership interest in us will decrease;
•	the amount of cash available per share, including for payment of dividends in the future, may decrease;
•	the relative voting strength of each previously outstanding share of common stock may be diminished; and

•	the market price of our common stock may decline.

Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter contains provisions that opt out of Section 203 of the Delaware General Corporation Law (the “DGCL”). These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

In addition, while we have opted out of Section 203 of the DGCL, our charter contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of us. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.

Our charter designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our charter provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (c) any action asserting a claim against us arising under the DGCL or (d) any action asserting a claim against us that is governed by the internal affairs doctrine. The exclusive forum provision of our bylaws does not establish exclusive jurisdiction in the Court of Chancery of the State of Delaware for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts. By becoming our stockholder, you will be deemed to have notice of and have consented to the provisions of our charter related to choice of forum. The choice of forum provision in our charter may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Future sales of our common stock previously issued to our stockholders may reduce the market price of our common stock that you might otherwise obtain.

On July 26, 2018, the closing date of the Merger, the Company entered into an agreement by and between certain stockholders, including certain of the Selling Stockholders, pursuant to which such stockholders are restricted from transferring any shares of our common stock that they received from Interwire LLC, the former parent company of Intermex, until the earlier of (a) such time as the number of shares of our common stock subject to the Stockholders Agreement represents less than 50% of our outstanding voting power for a period of five consecutive business days, (b) receipt of written consent from stockholders holding a majority of our common stock subject to the Stockholders Agreement and (c) 15 months after the closing of the Merger, subject to certain limited exceptions. Following the completion of this offering, we expect that the number of shares of our common stock subject to the Stockholders Agreement will represent less than 50% of our outstanding voting power and, as a result, the transfer restrictions in the Stockholders Agreement will expire.

On the closing date of the Merger, we also entered into a registration rights agreement (as amended, the “Registration Rights Agreement”) with certain of the Selling Stockholders, including certain of Fintech’s initial stockholders and certain Intermex stockholders, pursuant to which certain registration rights were granted with respect to the shares of our common stock. The Registration Rights Agreement requires us to, among other things, file a resale shelf registration statement on behalf of the stockholders party to the Registration Rights Agreement as promptly as practicable upon request by SPC Intermex, LP (“SPC Intermex”) following the closing of the Merger. The Registration Rights Agreement also provides the stockholders party to the agreement with the right (such right, the “Demand Registration Right”) to require us to effect one or more shelf registrations under the Securities Act, covering all or part of such stockholder’s common stock upon written request to us. Demand Registration Rights are available exclusively to SPC Intermex for the first 15 months after the closing of the Merger, and thereafter to certain other stockholders party to the Registration Rights Agreement. The Registration Rights Agreement additionally provides piggyback rights to the stockholders party to the Registration Rights Agreement, subject to customary underwriter cutbacks and issuer blackout periods. The parties to the Registration Rights Agreement have agreed not to sell, transfer, or otherwise dispose of the Company’s common stock for lock-up periods if requested by the managing underwriter in connection with certain offerings of shares by the stockholders under the Registration Rights Agreement. We also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

On August 23, 2019, pursuant to a waiver agreement among the Company, Fintech Investor Holdings II, LLC, and SPC Intermex, 394,793 shares of common stock held by FinTech Investor Holdings II, LLC were released from the lock-up restrictions in the Stockholders Agreement and transferred to certain members of FinTech Investor Holdings II, LLC. In accordance with this waiver agreement, an additional 394,785 shares of common stock held by FinTech Investor Holdings II, LLC will be released from the lock-up restrictions in the Stockholders Agreement on October 15, 2019.

Further, on August 23, 2019, the Company, Fintech Investor Holdings II and SPC Intermex also executed a separate waiver pursuant to which the parties waived the requirement in the Registration Rights Agreement that certain transferees be bound by contractual lock-up provisions in connection with the first sale of registrable securities under the Registration Rights Agreement. Any shares of our common stock distributed to members of Fintech Investor Holdings II in accordance with the aforementioned waivers will not be subject to any lock-up restrictions in connection with this offering. However, in connection with this offering, subject to certain exceptions, we, our directors and executive officers and the Selling Stockholders have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of our common stock without the consent of Credit Suisse Securities (USA) LLC and Cowen and Company, LLC for a period of 90 days after the date of this prospectus supplement. When the applicable lock-up periods expire, subject to the applicable securities laws, we, our directors and executive officers and the Selling Stockholders will be able to sell shares in the public market.

The registration of our common stock under the Registration Rights Agreement and the future availability of a significant number of shares of common stock for trading in the public market following the above described lock-up periods (including waivers thereof) may increase the volatility in the price of our common stock or put significant downward pressure on the price of our common stock. In addition, we may use shares of our common stock as consideration for future acquisitions, which could further dilute our stockholders.

Following the completion of this secondary offering of our common stock, we will no longer be a “controlled company” within the meaning of the Nasdaq listing rules. However, we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to our shareholders during a one-year transition period.

Following the completion of this secondary offering of our common stock, SPC Intermex along with the other parties to the Stockholders Agreement will cease to control a majority of the voting power of our common stock. As a result, we will no longer be a “controlled company” within the meaning of the Nasdaq listing rules.

Consequently, the Nasdaq listing rules will require that we (a) have a majority of independent directors on our board of directors within one year after the date we no longer qualified as a “controlled company”; and (b)(i) have at least a majority of independent directors on each of the compensation and nominating and governance committees within 90 days after the date we no longer qualified as a “controlled company,” and (ii) have compensation and nominating and governance committees composed entirely of independent directors within one year of such date.

During this transition period, we will continue to qualify for and may continue to utilize the available exemptions from certain corporate governance requirements as permitted by Nasdaq listing rules. Accordingly, during the transition period you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq listing rules, which could make our common stock less attractive to some investors or otherwise harm our stock price.

SPC Intermex will continue to have a significant influence on us after this offering and their interests may conflict with the interests of other holders of our common stock.

SPC Intermex, an affiliate of Stella Point Capital LLC (“Stella Point”), beneficially owns approximately 32.5% of the voting power of our outstanding common stock as of August 30, 2019, and after this offering will beneficially own approximately 23.3% of our common stock (21.9% if the underwriters exercise in full their option to purchase additional shares from the Selling Stockholders). Pursuant to the Shareholders Agreement, SPC Intermex has the right to designate all eight of our directors until it holds less than 10% of our outstanding common stock, and the other parties to the Shareholders Agreement are required to vote their shares of our common stock (representing approximately 42.8% of our outstanding common stock immediately following this offering) for those designees. Although we will no longer be a “controlled company” under the Nasdaq listing rules following this offering, SPC Intermex will continue to be able to exert a significant degree of influence over the Company’s management and affairs and over matters requiring stockholder approval, including the election of directors and the approval of business combinations or dispositions and other extraordinary transactions. SPC Intermex also may have interests that differ from the interests of other holders of our common stock and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing, or deterring a change of control of the Company and may materially and adversely affect the market price of our common stock. In addition, Stella Point may in the future own businesses that directly compete with the business of the Company.

Certain of our directors have relationships with Stella Point, which may cause conflicts of interest with respect to our business.

As of the date of this prospectus supplement, three of our eight directors are affiliated with Stella Point. Stella Point affiliated directors have fiduciary duties to us and, in addition, have duties to their respective funds. As a result, these directors may face real or apparent conflicts of interest with respect to matters affecting both us and their funds, whose interests may be adverse to ours in some circumstances.

We may be subject to securities litigation, which is expensive and could divert management’s attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material and adverse effect on our business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, which could have a material and adverse effect on our business.

As a private company, Intermex Holdings was not subject to Section 404 of the Sarbanes-Oxley Act. However, following the Merger, we will be required to provide management’s attestation on internal controls for our fiscal year ending December 31, 2019. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those that were required of Intermex Holdings as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to the Company. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and lead to a decrease in the market price of our common stock.

Risks Related to Our Business

If we lose key sending agents, our business with key agents is reduced or we are unable to maintain our sending agent network under terms consistent with those currently in place, our business, financial condition and results of operations could be adversely affected.

Most of our revenue is earned through our sending agent network. Sending agents are the persons who generate our customers and provide them with our money remittance services. If sending agents decide to leave our network, our revenue and profits could be adversely affected. The loss of sending agents may occur for a number of reasons, including competition from other money remittance providers, a sending agent’s dissatisfaction with its relationship with us or the revenue earned from the relationship, or a sending agent’s unwillingness or inability to comply with our standards or legal requirements, including those related to compliance with anti-money laundering regulations, anti-fraud measures or agent monitoring. Sending agents also may generate fewer transactions or reduce locations for reasons unrelated to our relationship with them, including increased competition in their business, general economic conditions, regulatory costs or other reasons. In addition, we may not be able to maintain our sending agent network under terms consistent with those already in place. Larger sending agents may demand additional financial concessions, which could increase competitive pressure. The inability to maintain our sending agent contracts on terms consistent with those already in place could adversely affect our business, financial condition and results of operations.

We face intense competition, and if we are unable to continue to compete effectively, our business, financial condition and results of operations could be adversely affected.

The markets in which we operate are highly competitive, and we face a variety of competitors across our businesses, some of which have larger and more established customer bases and substantially greater financial, marketing and other resources than we have. We compete in a concentrated industry, with a small number of large competitors such as Western Union, MoneyGram and Euronet and a large number of small, niche competitors, including banks, card associations, web-based services, payment processors, informal remittance systems, consumer money remittance companies and others. We believe our services are differentiated by features and functionalities, including trust, convenience, service, efficiency of outlets, value, technology and brand recognition. Distribution channels such as online, account based and mobile solutions continue to evolve and impact the competitive environment for money remittances.

Our future growth depends on our ability to compete effectively. For example, if our services do not offer competitive features and functionalities, we may lose customers to our competitors, which could adversely affect our business, financial condition and results of operations. In addition, if we fail to price our services appropriately relative to our competitors, consumers may not use our services, which could adversely affect our business and financial results. For example, transaction volume where we face intense competition could be adversely affected by increasing pricing pressures between our money remittance services and those of some of our competitors, which could reduce margins and adversely affect our financial results. We have historically implemented and will likely continue to implement price adjustments from time to time in response to competition and other factors. If we reduce prices in order to more effectively compete, such reductions could adversely affect our financial results in the short term and may also adversely affect our financial results in the long term if transaction volumes do not increase sufficiently.

If customer confidence in our business or in consumer money remittance providers generally deteriorates, our business, financial condition and results of operations could be adversely affected.

Our business is built on customer confidence in our brand and our ability to provide convenient, reliable and value-added money remittance services. Erosion in customer confidence in our business, or in consumer money remittance service providers as a means to transfer money more generally, could adversely impact transaction volumes which would in turn adversely impact our business, financial condition and results of operations.

A number of factors could adversely affect customer confidence in our business, or in consumer money remittance providers more generally, many of which are beyond our control, and could have an adverse impact on our business, financial condition, and results of operations. These factors include:

•	the quality of our services and our customer experience, and our ability to meet evolving customer needs and preferences;
•	failure of our agents to deliver services in accordance with our requirements;

•	reputational concerns resulting from actual or perceived events, including those related to fraud, consumer protection, money laundering, corruption. or other matters;
•	changes or proposed changes in laws or regulations, or regulator or judicial interpretation thereof, that have the effect of making it more difficult or less desirable to transfer money using consumer money remittance service providers, including additional customer due diligence, identification, reporting, and recordkeeping requirements;
•	actions by federal, state or foreign regulators that interfere with our ability to remit customers’ money reliably; for example, attempts to seize money remittance funds, imposition of tariffs or limits on our ability to, or that prohibit us from, remitting money in the corridors in which we operate;
•	federal, state or foreign legal requirements, including those that require us to provide customer or transaction data, and other requirements or to a greater extent than is currently required;
•	any interruption or downtime in our systems, including those caused by fire, natural disaster, power loss, telecommunications failure, terrorism, vendor failure, unauthorized entry and computer viruses or disruptions in our workforce; and
•	any attack or breach of our computer systems or other data storage facilities resulting in a compromise of personal data.

A significant portion of our customers are migrants. Consumer advocacy groups or governmental agencies could consider migrants to be disadvantaged and entitled to protection, enhanced consumer disclosure, or other different treatment. If consumer advocacy groups are able to generate widespread support for actions that are detrimental to our business, then our business, financial condition and results of operations could be adversely affected.

Our profit margins may be adversely affected by expansion into new geographic or product markets, which we may enter by acquisition or otherwise, which do not have the same profitability as our core markets.

Although expansion of our business into new geographic or product markets may increase our aggregate revenues, such new geographic or product markets may be more expensive to operate in and may require us to receive lower payment per wire or remittance than that which we currently experience in our core geographic markets of Mexico and Guatemala or other more established product markets due to, among other things:

•	increased compliance and regulatory costs in a particular geographic or product area requiring us to dedicate more expense, time and resources to comply with such regulatory requirements;
•	potentially higher operational expenses in a particular geographic or product area, such as higher agent fees, taxes, fees, technology costs, support costs or other charges and expense associated with engaging in the money transfer business in such jurisdictions or through such product offerings;
•	cost and reduced pricing models due to more intense competition in a particular geographic or product area with competitors that may have more experience and more established relationships with relevant customers, regulators and industry participants in the particular geographic or product area;
•	potentially reduced demand for remittance services in a particular geographic or product area;
•	difficulty building and maintaining a network of sending and paying agents in a particular geographic area or with respect to a particular product offering.

During 2019, we expanded our services to allow remittances to Africa from the United States and also began offering sending services from Canada to Latin America and Africa. Additionally, we have expanded our product and service portfolio to include online payment options, pre-paid debit cards, and direct deposit payroll cards, which may present different cost, demand, regulatory and risk profiles relative to our core remittance business. If we are unable to capitalize on these markets, or if we expend significant time and resources on expansion plans that fail or are delayed, our business will be adversely affected. Even if we are successful, we will be exposed to additional risks in these markets that we do not face in the United States or in our core remittance business, which could have an adverse effect on our business, prospects, financial condition and results of operations.

Current and proposed data privacy and cybersecurity laws and regulations could adversely affect our business, financial condition and results of operations.

We are subject to requirements relating to data privacy and cybersecurity under U.S. federal, state and foreign laws. For example, in the U.S. the FTC routinely investigates the privacy practices of companies and has commenced enforcement actions against many, resulting in multi-million dollar settlements and multi-year agreements governing the settling companies’ privacy practices. If we are unable to meet such requirements, we may be subject to significant fines or penalties. Furthermore, certain industry groups require us to adhere to privacy requirements in addition to federal, state and foreign laws, and certain of our business relationships depend upon our compliance with these requirements.

As the number of jurisdictions enacting privacy and related laws increases and the scope of these laws and enforcement efforts expands, we will increasingly become subject to new and varying requirements. For example, in June 2018, California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which becomes effective in January 2020. The CCPA will require covered companies to provide California consumers with new disclosures and will expand the rights afforded consumers regarding their data. The CCPA is subject to proposed amendments and accordingly we cannot yet predict its potential impact on our business or operations. The costs of compliance with, and other burdens imposed by, the CCPA and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have an adverse impact on our business. Failure to comply with existing or future data privacy and cybersecurity laws, regulations and requirements, including by reason of inadvertent disclosure of personal information, could result in significant adverse consequences, including reputational harm, civil litigation, regulatory enforcement, costs of remediation, increased expenses for security systems and personnel, harm to our consumers and harm to our agents. These consequences could materially adversely affect our business, financial condition and results of operations.

In addition, in connection with regulatory requirements to assist in the prevention of money laundering and terrorist financing and pursuant to legal obligations and authorizations, we make information available to certain U.S. federal and state, as well as certain foreign, government agencies. In recent years, we have experienced increasing data sharing requests by these agencies, particularly in connection with efforts to prevent terrorist financing or reduce the risk of identity theft. During the same period, there has also been increased public attention to the corporate use and disclosure of personal information, accompanied by legislation and regulations intended to strengthen data protection, information security and consumer privacy. These regulatory goals may conflict, and the law in these areas is not consistent or settled. While we believe that we are compliant with our regulatory responsibilities, the legal, political and business environments in these areas are rapidly changing, and subsequent legislation, regulation, litigation, court rulings or other events could expose us to increased program costs, liability and reputational damage that could have a material and adverse effect on our business, prospects, financial condition and results of operations.

Our current risk management and compliance systems may not be able to exhaustively assess or mitigate all risks to which we are exposed from a transaction monitoring perspective, which could negatively affect our business and results of operations.

We are engaged in ongoing efforts to enhance our risk management and compliance policies, procedures and systems to assure compliance with anti-money laundering laws and economic sanctions regulations. We have implemented, and are continuing to implement, policies, procedures and systems designed to address these laws and regulations, including monitoring, on an automated and manual basis, of the transactions processed through our systems and restricting business involving certain countries. However, the implementation of such policies, procedures and systems may be subject to human error. Further, we may be exposed to fraud or other misconduct committed by our employees, or other third parties, including but not limited to our customers and agents, or other events that are out of our control. Additionally, our risk management policies, procedures and systems are based upon our experience in the industry, and may not be adequate or effective in managing our future risk exposures or protecting us against unidentified or unanticipated risks, which could be significantly greater than those indicated by our past experience. As a result, despite our efforts to improve the aforementioned policies, procedures and systems, we can offer no assurances that these policies, procedures and systems will be adequate to detect or prevent money laundering activity or OFAC violations. If any of these policies, procedures or systems do not operate properly, or are disabled, or are subject to intentional manipulation or inadvertent human error, we could suffer financial loss, a disruption of our business, regulatory intervention or reputational damage.

Our services might be used for illegal or improper purposes, such as consumer fraud or money laundering, which could expose us to additional liability and adversely affect harm our business, financial condition and results of operations.

Our services remain susceptible to potentially illegal or improper uses as criminals are using increasingly sophisticated methods to engage in illegal activities involving Internet services and payment services, such as identity theft, fraud and paper instrument counterfeiting. As we make more of our services available online and via Internet-enabled mobile devices, we subject ourselves to new types of consumer fraud risk because requirements relating to consumer authentication are more complex with internet services and such other technologies. Additionally, it is possible that our agents could engage in fraud against consumers. We use a variety of tools to protect against fraud; however, these tools may not always be successful. Allegations of fraud may result in fines, settlements, litigation expenses and reputational damage.

The industry is under increasing scrutiny from federal, state and local regulators in connection with the potential for consumer fraud. If consumer fraud levels involving our services were to rise, it could lead to regulatory intervention and reputational and financial damage, as well as the risk of government enforcement actions and investigations, reduced use and acceptance of our services or increased compliance costs, causing a material and adverse impact on our business, financial condition and results of operations.

Other illegal or improper uses of our services may include money laundering, terrorist financing, drug trafficking, human trafficking, illegal online gaming, romance and other online scams, illegal sexually-oriented services, prohibited sales of pharmaceuticals, fraudulent sale of goods or services, piracy of software, movies, music and other copyrighted or trademarked goods, unauthorized uses of credit and debit cards or bank accounts and similar misconduct. Users of our services also may encourage, promote, facilitate or instruct others to engage in illegal activities. If the measures we have taken are too restrictive and inadvertently screen proper transactions, this could diminish our customer experience which could harm our business. Despite measures we have taken to detect and lessen the risk of this kind of conduct, we cannot assure you that these measures will stop all illegal or improper uses of our services. Our business could be harmed if customers use our system for illegal or improper purposes.

A breach of security in the systems on which we rely could adversely affect our reputation, business, financial condition and results of operations.

We rely on a variety of technologies to provide security for our systems. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments, including improper acts by third parties, may result in a compromise or breach of the security measures we use to protect our systems. We obtain, transmit and store confidential consumer, employer and agent information in connection with some of our services. These activities are subject to laws and regulations in the United States and other jurisdictions. The requirements imposed by these laws and regulations, which often differ materially among the many jurisdictions, are designed to protect the privacy of personal information and to prevent that information from being inappropriately disclosed. Any security breaches in our computer networks, databases or facilities could lead to the inappropriate use or disclosure of personal information, which could harm our business and reputation, adversely affect consumers’ confidence in our or our agents’ business, result in inquiries and fines or penalties from regulatory or governmental authorities, cause a loss of consumers, damage our reputation, and subject us to lawsuits and subject us to potential financial losses. In addition, we may be required to expend significant capital and other resources to protect against these security breaches or to alleviate problems caused by these breaches. Our agents and third-party independent contractors may also experience security breaches involving the storage and transmission of our data as well as the ability to initiate unauthorized transactions. If users gain improper access to our, our agents’ or our third-party independent contractors’ computer networks or databases, they may be able to steal, publish, delete or modify confidential customer information or generate unauthorized money remittances. Such a breach could expose us to monetary liability, losses and legal proceedings, lead to reputational harm, cause a disruption in our operations, or make our consumers and agents less confident in our services, which could have a material and adverse effect on our business, prospects, financial condition and results of operations.

Our business is particularly dependent on the efficient and uninterrupted operation of our information technology, computer network systems and data centers. Disruptions to these systems and data centers could adversely affect our business, financial condition and results of operations.

Our ability to provide reliable services largely depends on the efficient and uninterrupted operation of our computer network systems and data centers. Our business involves the movement of large sums of money and the management of data necessary to do so. The success of our business particularly depends upon the efficient and error-free handling of transactions and data. We rely on the ability of our employees and our internal systems and processes to process these transactions in an efficient, uninterrupted and error-free manner.

In the event of a breakdown, catastrophic event (such as fire, natural disaster, power loss, telecommunications failure or physical break-in), security breach, computer virus, improper operation, improper action by our employees, agents, consumers, financial institutions or third-party vendors or any other event impacting our systems or processes or our agents’ or vendors’ systems or processes, we could suffer financial loss, loss of consumers, regulatory sanctions, lawsuits and damage to our reputation or consumers’ confidence in our business. The measures we have enacted, such as the implementation of disaster recovery plans and redundant computer systems, may not be successful. We may also experience problems other than system failures, including software defects, development delays and installation difficulties, which would harm our business and reputation and expose us to potential liability and increased operating expenses. In addition, any work stoppages or other labor actions by employees who support our systems or perform any of our major functions could adversely affect our business.

In addition, our ability to continue to provide our services to a growing number of agents and consumers in a growing number of countries, as well as to enhance our existing services and offer new services across new distribution platforms is dependent on our information technology systems. If we are unable to effectively manage the technology associated with our business, we could experience increased costs, reductions in system availability and loss of agents or consumers. Any failure of our systems in scalability, reliability and functionality could adversely impact our business, financial condition and results of operations.

Weakness in economic conditions, in both the U.S. and international markets, could adversely affect our business, financial condition and results of operations. We are subject to business cycles and other outside factors that may negatively affect our business.

Our money remittance business relies in part on the overall strength of economic conditions as well as international migration patterns. Consumer money remittance transactions and international migration patterns are affected by, among other things, employment opportunities and overall economic conditions. Additionally, consumers tend to be employed in industries such as construction, information, manufacturing, agriculture and certain service industries that tend to be cyclical and more significantly impacted by weak economic conditions than other industries. This may result in reduced job opportunities for our customers in the United States or other countries that are important to our business, which could adversely affect our business, financial condition and results of operations. In addition, increases in employment opportunities may lag other elements of any economic recovery.

If general market conditions in the United States or international economies important to our business were to deteriorate, our business, financial condition and results of operations could be adversely impacted. Our sending agents and paying agents may have reduced sales or business as a result of weak economic conditions. As a result, our agents could reduce their number of locations or hours of operation, or cease doing business altogether. If our consumer transactions decline or international migration patterns shift due to deteriorating economic conditions, we may be unable to timely and effectively reduce our operating costs or take other actions in response, which could adversely affect our business, financial condition and results of operations. Additionally, economic or political instability, wars, civil unrest, terrorism and natural disasters may make money transfers to, from or within a particular country more difficult. The inability to timely complete money transfers could adversely affect our business.

While we do not experience meaningful seasonality, we do experience increased transaction volume around certain holidays, such as Mother’s Day and the December holidays. As a result, our quarterly operating results may fluctuate and could lead to volatility in the price of our shares.

A significant change or disruption in international migration patterns could adversely affect our business, financial condition and results of operations.

Our business relies in part on international migration patterns, as individuals move from their native countries to countries with greater economic opportunities or a more stable political environment. A significant portion of the industry’s money remittance transactions are initiated by immigrants or refugees sending money back to their native countries. Changes in immigration laws that discourage international migration and political or other events (such as war, terrorism or health emergencies) that make it more difficult for individuals to migrate or work abroad could adversely affect our money remittance volume or growth rate. Sustained weakness in global economic conditions could reduce economic opportunities for migrant workers and result in reduced or disrupted international migration patterns. Reduced or disrupted international migration patterns in the United States, Canada, Latin America, or Africa are likely to reduce money remittance transaction volumes and therefore have an adverse effect on our business, prospects, financial condition and results of operations. Furthermore, significant changes in international migration patterns could adversely affect our business, financial condition and results of operations.

Significant developments stemming from the U.S. administration could have an adverse effect on our business.

Our business relies on the free flow of funds and migrants along our remittance corridors, including between the United States and Mexico and Guatemala. The U.S. administration is pursuing substantial changes to trade agreements, such as the North American Free Trade Agreement (“NAFTA”) through a new deal known as the United States-Mexico-Canada Agreement (“USMCA”), and may be imposing changes on tariffs on goods imported into the United States, particularly from China and Mexico, among other jurisdictions. For example, in July 2019, President Trump indicated that he is considering the imposition of certain bans, tariffs and migrant remittance fees on Guatemala in response to Guatemala’s resistance against an agreement relating to retention of U.S. asylum seekers. Changes in U.S. political, regulatory and economic conditions or laws and policies governing immigration, foreign trade, development and investment in the territories and countries where we operate and our customers live could adversely affect our business, financial condition and results of operations.

If we fail to successfully develop and timely introduce new and enhanced services or if we make substantial investments in an unsuccessful new service or infrastructure change, our business, financial condition and results of operations could be adversely affected.

Our future growth will depend, in part, on our ability to continue to develop and successfully introduce new and enhanced methods of providing money remittance services that keep pace with competitive introductions, technological changes, and the demands and preferences of our agents, consumers and the financial institutions with which we conduct our business. Distribution channels such as online, account based, and mobile solutions continue to evolve and impact the competitive environment for money remittance. If alternative payment mechanisms become widely substituted for our current services, and we do not develop and offer similar alternative payment mechanisms successfully and on a timely basis, our business, financial condition and results of operations could be adversely affected. We may make future acquisitions and investments or enter into strategic alliances to develop new technologies and services or to implement infrastructure changes to further our strategic objectives, strengthen our existing businesses and remain competitive. Such acquisitions, investments and strategic alliances, however, are inherently risky, and we cannot guarantee that such investments or strategic alliances will be successful. If such acquisitions, investments and strategic alliances are not successful, they could have a material and adverse effect on our business, prospects, financial condition and results of operations.

An inability by us or our agents to maintain adequate banking relationships may adversely affect our business, financial condition and results of operations.

We buy and sell a number of global currencies and maintain a network of settlement accounts to facilitate the timely funding of money remittances and foreign exchange trades. Our relationships with clearing, check processing, trading and exchange rate and cash management banks are critical to an efficient and reliable remittance network. An inability on our part to maintain existing or establish new banking relationships sufficient to enable us to conduct our business could adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to establish and maintain adequate banking relationships.

If we cannot maintain sufficient relationships with large U.S. and international banks that provide these services, we would be required to implement alternative cash management procedures, which may result in increased costs. Relying on local banks in each country could alter the complexity of our treasury operations, degrade the level of automation, visibility and service we currently receive from banks and affect patterns of settlement with our agents. This could result in an increase in operating costs and an increase in the amount of time it takes to concentrate agent remittances and to deliver agent payables, potentially adversely impacting our cash flow, working capital needs and exposure to local currency value fluctuations.

A significant percentage of our banking relationships are concentrated in a few banks and if we lose one such relationship, our business, financial condition and results of operations could be adversely affected.

A substantial portion of the transactions that we conduct with and through banks are concentrated in a few banks, notably Wells Fargo, Bank of America and US Bank. Because of the current concentration of our major banking relationships, if we lose such a banking relationship, which could be the result of many factors including, but not limited to, changes in regulation, our business, financial condition and results of operations could be adversely affected.

A significant portion of our paying agents are concentrated in a few large banks and financial institutions or large retail chains and if we lose such a paying agent, our business, financial condition and results of operations could be adversely affected.

A substantial portion of our paying agents are concentrated in a few large banks and financial institutions and large retail chains. Because of the current concentration of our paying agents in a few institutions, if we lose such an institution as a paying agent, which could be the result of many factors including, but not limited to, changes in regulation, our business, financial condition and results of operations could be adversely affected. Grupo Elektra, S.A.B. de C.V. (“Elektra”), our largest paying agent by volume, accounted for approximately 20% of Intermex’s total remittance volume in fiscal year 2018. The loss of Elektra as one of our paying agents could have a material and adverse impact our business operations.

Major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions, could adversely affect our business, financial condition and results of operations.

We face certain risks in the event of a sustained deterioration of domestic or international financial market liquidity, as well as in the event of sustained deterioration in the liquidity, or failure, of our clearing, cash management and custodial financial institutions. In particular:

•	We may be unable to access funds in our deposit accounts and clearing accounts on a timely basis to pay money remittances and make related settlements to agents. Any resulting need to access other sources of liquidity or short-term borrowing would increase our costs. Any delay or inability to pay money remittances or make related settlements with our agents could adversely impact our business, financial condition and results of operations.
•	In the event of a major bank failure, we could face major risks to the recovery of our bank deposits used for the purpose of settling with our agents. A substantial portion of our cash and cash equivalents are either held at U.S. banks that are not subject to federal deposit insurance protection against loss or exceed the federal deposit insurance limit. Similarly, we hold cash and cash equivalents at foreign banks, which may not enjoy benefits such as the United States’ federal deposit insurance protection.
•	We may be unable to borrow from financial institutions or institutional investors on favorable terms, or at all, which could adversely impact our ability to pursue our growth strategy and fund key strategic initiatives.

If financial liquidity deteriorates, there can be no assurance we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

We and our sending agents are considered MSBs in the United States under the Bank Secrecy Act.

U.S. regulators are increasingly taking the position that Money Service Businesses (“MSBs”) under the Bank Secrecy Act (“BSA”), as a class, are high risk businesses. In addition, the creation of anti-money laundering laws has created concern and awareness among banks of the negative implications of aiding and abetting money laundering activity. As a result, banks may choose not to provide banking services to MSBs in certain regions due to the risk of additional regulatory scrutiny and the cost of building and maintaining additional compliance functions. Further, certain foreign banks have been forced by U.S. correspondent banks to terminate relationships with MSBs. As a result, we have been denied access to retail banking services in certain markets by banks that have sought to reduce their exposure to MSBs and not as a result of any concern related to our compliance programs. If we or our agents are unable to obtain sufficient banking relationships, we or they may not be able to offer our services in a particular region, which could adversely affect our business, financial condition and results of operations.

Changes in banking industry regulation and practice could make it more difficult for us and our sending agents to maintain depository accounts with banks, which would harm our business.

The banking industry, in light of increased regulatory oversight, is continually examining its business relationships with companies that offer money remittance services and with retail agents that collect and remit cash collected from end consumers. Certain major national and international banks have withdrawn from providing service to money remittance services businesses. Should our existing relationship banks decide to not offer depository services to companies engaged in processing money remittance transactions, or to retail agents that collect and remit cash from end customers, our ability to complete money remittances, and to administer and collect fees from money remittance transactions, could be adversely impacted.

Our regulatory status and the regulatory status of our agents could affect our and their ability to offer our services. We also rely on bank accounts to provide our payment services. We and our agents are considered MSBs under the BSA and many banks view MSBs, as a class, as higher risk customers for purposes of their anti-money laundering programs. We and some of our agents may in the future have difficulty establishing or maintaining banking relationships due to the banks' policies, including policies with respect to anti-money laundering. If we or a significant number of our agents are unable to maintain existing or establish new banking relationships, or if we or these agents face higher fees to maintain or establish new bank accounts, our ability and the ability of our agents to continue to offer our services may be adversely impacted, which would have an adverse effect on our business, prospects, financial condition, results of operations, and cash flows.

We face credit risks from our sending agents and financial institutions with which we do business.

The majority of our business is conducted through independent sending agents that provide our services to consumers at their business locations. Our sending agents receive the proceeds from the sale of our money remittances, and we must then collect these funds from the sending agents. If a sending agent becomes insolvent, files for bankruptcy, commits fraud or otherwise fails to remit money remittance proceeds to us, we must nonetheless complete the money remittance on behalf of the consumer.

Moreover, we have made, and may make in the future, secured or unsecured loans to sending agents under limited circumstances or allow sending agents to retain our funds for a period of time before remitting them to us. As of June 30, 2019, we had credit exposure to our sending agents of $1.6 million in the aggregate.

We monitor the creditworthiness of our sending agents and the financial institutions with which we do business on an ongoing basis. There can be no assurance that the models and approaches we use to assess and monitor the creditworthiness of our sending agents and these financial institutions will be sufficiently predictive, and we may be unable to detect and take steps to timely mitigate an increased credit risk.

In the event of a sending agent bankruptcy, we would generally be in the position of creditor, possibly with limited security or financial guarantees of performance, and we would therefore be at risk of a reduced recovery. We are not insured against credit losses, except in circumstances of agent theft or fraud. Significant credit losses could have a material and adverse effect on our business, prospects, financial condition and results of operations.

In the past, we identified material weaknesses and significant deficiencies in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

In the past, the Company identified material weaknesses and significant deficiencies in its internal control over financial reporting. While all such identified material weaknesses and significant deficiencies have been remediated, there can be no assurance that the Company will not identify material weaknesses or significant deficiencies in its internal control in the future. Moreover, the Company’s internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. The existence of a material weakness or significant deficiency could result in errors in the Company's financial statements that could result in a restatement of financial statements, which could cause the Company to fail to meet its reporting obligations, lead to a loss of investor confidence and have a negative impact on the trading price of the Company's common stock.

Retaining our chief executive officer and other key executives and finding and retaining qualified personnel is important to our continued success, and any inability to attract and retain such personnel could harm our operations.

Our ability to successfully operate our business will depend upon the efforts of certain key personnel. The development and implementation of our strategy has depended in large part on our Chief Executive Officer, President and Chairman of the Board of Directors, Robert Lisy. The retention of Mr. Lisy is important to our continued success, and we expect him to remain with the Company for the foreseeable future.

In addition to Mr. Lisy, we have a number of key executives who have a significant impact on our business. Although we expect all of such key personnel will continue to remain with the Company, the unexpected loss of key personnel may adversely affect the operations and profitability of the Company. Our success also depends to a large extent upon our ability to attract and retain key employees. Qualified individuals with experience in our industry are in high demand. Our IT personnel have designed and implemented key portions of our proprietary software and is crucial to the success of our business. In addition, legal or enforcement actions against compliance and other personnel in the money remittance industry may affect our ability to attract and retain key employees and directors. The lack of management continuity or the loss of one or more members of our executive management team could harm our business and future development. A failure to attract and retain key personnel including operating, marketing, financial and technical personnel, could also have a material and adverse impact on our business, prospects, financial condition and results of operations.

We and our agents are subject to numerous U.S. and international laws and regulations. Failure to comply with these laws and regulations could result in material settlements, fines or penalties, and reputational harm, and changes in these laws or regulations could result in increased operating costs or reduced demand for our services, all of which may adversely affect our business, financial condition and results of operations.

We operate in a highly regulated environment, and our business is subject to a wide range of laws and regulations that vary from jurisdiction to jurisdiction. We are also subject to oversight by various governmental agencies, both in the United States and abroad. Lawmakers and regulators in the United States in particular have increased their focus on the regulation of the financial services industry. New or modified regulations and increased oversight may have unforeseen or unintended adverse effects on the financial services industry, which could affect our business, financial condition and results of operations.

The money transfer business is subject to a variety of regulations aimed at preventing money laundering and terrorism. We are subject to U.S. federal anti-money laundering laws, including the Bank Secrecy Act and the requirements of the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), which prohibit us from transmitting money to specified countries or to or from prohibited individuals. Additionally, we are subject to anti-money laundering laws in the other countries in which we operate. We are also subject to financial services regulations, money transfer licensing regulations, consumer protection laws, currency control regulations, escheat laws, privacy and data protection laws and anti-bribery laws. Many of these laws are constantly evolving, unclear and inconsistent across various jurisdictions, making compliance challenging. Subsequent legislation, regulation, litigation, court rulings or other events could expose us to increased program costs, liability and reputational damage.

We are considered a MSB in the United States under the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001. As such, we are subject to reporting, recordkeeping and anti-money laundering provisions in the United States as well as many other jurisdictions. In the past few years there have been significant regulatory reviews and actions taken by U.S. and other regulators and law enforcement agencies against banks, MSBs and other financial institutions related to money laundering, and the trend appears to be greater scrutiny by regulators of potential money laundering activity through financial institutions. We are also subject to regulatory oversight and enforcement by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”). Any determination that we have violated the anti-money-laundering laws could have an adverse effect on our business, prospects, financial condition and results of operations.

The Dodd-Frank Act increases the regulation and oversight of the financial services industry. The Dodd-Frank Act addresses, among other things, systemic risk, capital adequacy, deposit insurance assessments, consumer financial protection, interchange fees, derivatives, lending limits, thrift charters and changes among the bank regulatory agencies. The Dodd-Frank Act requires enforcement by various governmental agencies, including the Consumer Financial Protection Bureau (“CFPB”). Money transmitters such as us are subject to direct supervision by the CFPB and are required to provide additional consumer information and disclosures, adopt error resolution standards and adjust refund procedures for international transactions originating in the United States in a manner consistent with the Remittance Transfer Rule (a rule issued by the CFPB pursuant to the Dodd-Frank Act). In addition, the CFPB may adopt other regulations governing consumer financial services, including regulations defining unfair, deceptive, or abusive acts or practices, and new model disclosures. We could be subject to fines or other penalties if we are found to have violated the Dodd-Frank Act’s prohibition against unfair, deceptive or abusive acts or practices. The CFPB’s authority to change regulations adopted in the past by other regulators could increase our compliance costs and litigation exposure. Our litigation exposure may also be increased by the CFPB’s authority to limit or ban pre-dispute arbitration clauses. We may also be liable for failure of our agents to comply with the Dodd-Frank Act. The legislation and implementation of regulations associated with the Dodd-Frank Act have increased our costs of compliance and required changes in the way we and our agents conduct business. In addition, we are subject to periodic examination by the CFPB. These examinations may require us to change the way we conduct business or increase the costs of compliance.

The United States and other countries periodically consider initiatives designed to lower costs of international remittances which, if implemented, may adversely impact our business, financial condition and results of operations.

In addition, we are subject to escheatment laws in the United States and certain foreign jurisdictions in which we conduct business. The concept of escheatment involves the reporting and delivery of property to states that is abandoned when its rightful owner cannot be readily located and/or identified. We are subject to the laws of various states in the United States which from time to time take inconsistent or conflicting positions regarding the requirements to escheat property to a particular state, making compliance challenging. In some instances, we escheat items to states pursuant to statutory requirements and then subsequently pay those items to consumers. For such amounts, we must file claims for reimbursement from the states.

Any violation by us of the laws and regulations set forth above could lead to significant settlements, fines or penalties and could limit our ability to conduct business in some jurisdictions. Our systems, employees and processes may not be sufficient to detect and prevent violations of the laws and regulations set forth above by our agents, which could also lead to us being subject to significant settlements, fines or penalties. In addition to these fines and penalties, a failure by us or our agents to comply with applicable laws and regulations also could seriously damage our reputation, result in diminished revenue and profit and increase our operating costs and could result in, among other things, revocation of required licenses or registrations, loss of approved status, termination of contracts with banks or retail representatives, administrative enforcement actions and fines, class action lawsuits, cease and desist orders and civil and criminal liability. The occurrence of one or more of these events could have a material and adverse effect on our business, prospects, financial condition and results of operations.

In certain cases, regulations may provide administrative discretion regarding enforcement. As a result, regulations may be applied inconsistently across the industry, which could result in additional costs for us that may not be required to be incurred by our competitors. If we were required to maintain a price higher than most of our competitors to reflect our regulatory costs, this could harm our ability to compete effectively, which could adversely affect our business, financial condition and results of operations. In addition, changes in laws, regulations or other industry practices and standards, or interpretations of legal or regulatory requirements, may reduce the market for or value of our services or render our services less profitable or obsolete. Changes in the laws affecting the kinds of entities that are permitted to act as money remittance agents (such as changes in requirements for capitalization or ownership) could adversely affect our ability to distribute our services and the cost of providing such services. Many of our sending agents are in the check cashing industry. Any regulatory action that negatively impacts check cashers could also cause this portion of our agent base to decline. If onerous regulatory requirements were imposed on our agents, the requirements could lead to a loss of agents, which, in turn, could adversely affect our business, financial condition or results of operations.

Regulators around the world look at each other's approaches to the regulation of the payments and other industries. Consequently, a development in any one country, state or region may influence regulatory approaches in other countries, states or regions. Similarly, new laws and regulations in a country, state or region involving one service may cause lawmakers there to extend the regulations to another service. As a result, the risks created by any one new law or regulation are magnified by the potential they may be replicated, affecting our business in another place or involving another service. Conversely, if widely varying regulations come into existence worldwide, we may have difficulty adjusting our services, fees, foreign exchange spreads and other important aspects of our business, with the same effect. Either of these eventualities could materially and adversely affect our business, financial condition and results of operations.

Regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or the banks with which we or our agents maintain bank accounts needed to provide our services could require changes in our business model and increase our costs of operations, which could adversely affect our financial condition, results of operations, and liquidity.

Our agents are subject to a variety of regulatory requirements, which differ from jurisdiction to jurisdiction and are subject to change. Material changes in the regulatory requirements for offering money transfer services, including with respect to anti-money laundering requirements, fraud prevention, licensing requirements, consumer protection, customer due diligence, agent registration, or increased requirements to monitor our agents or their subagents in a jurisdiction important to our business have meant and could continue to mean increased costs and/or operational demands on our agents and their subagents, which have resulted and could continue to result in their attrition, a decrease in the number of locations at which money transfer services are offered, an increase in the commissions paid to agents and their subagents to compensate for their increased costs, and other negative consequences.

Our fees, profit margins and/or foreign exchange spreads may be reduced or limited because of regulatory initiatives and changes in laws and regulations or their interpretation and industry practices and standards that are either industry wide or specifically targeted at our Company.

The evolving regulatory environment, including increased fees or taxes, regulatory initiatives, and changes in laws and regulations or their interpretation, industry practices and standards imposed by state, federal or foreign governments and expectations regarding our compliance efforts, is impacting the manner in which we operate our business, may change the competitive landscape and may adversely affect our financial results. Recently proposed and enacted legislation related to financial services providers and consumer protection in various jurisdictions around the world and at the federal and state level in the United States has subjected and may continue to subject us to additional regulatory oversight, mandate additional consumer disclosures and remedies, including refunds to consumers, or otherwise impact the manner in which we provide our services. If governments implement new laws or regulations that limit our right to set fees and/or foreign exchange spreads, then our business, financial condition, results of operations, and cash flows could be adversely affected. In addition, changes in regulatory expectations, interpretations or practices could increase the risk of regulatory enforcement actions, fines and penalties.

In addition, policy makers may seek heightened customer due diligence requirements on, or restrict, remittances from the United States to Mexico. Policy makers have also discussed potential legislation to add taxes to remittances from the United States to Mexico and/or other countries. Further, one state has passed a law imposing a fee on certain money transfer transactions, and certain other states have proposed similar legislation. Several foreign countries have enacted or proposed rules imposing taxes or fees on certain money transfer transactions, as well. The approach of policy makers, the ongoing budget shortfalls in many jurisdictions, combined with future federal action or inaction on immigration reform, may lead other states or localities to impose similar taxes or fees, or other requirements or restrictions. Foreign countries in similar circumstances have invoked and could continue to invoke the imposition of sales, service or similar taxes, or other requirements or restrictions, on money transfer services. A tax, fee, or other requirement or restriction exclusively on money transfer services like us could put us at a competitive disadvantage to other means of remittance which are not subject to the same taxes, fees, requirements or restrictions. Other examples of changes to our financial environment include the possibility of regulatory initiatives that focus on lowering international remittance costs. Such initiatives may have an adverse impact on our business, financial condition, results of operations, and cash flows.

Litigation or investigations involving us or our agents could result in material settlements, fines or penalties and may adversely affect our business, financial condition and results of operations.

We have been, and in the future may be, subject to allegations and complaints that individuals or entities have used our money remittance services for fraud-induced money transfers, as well as certain money laundering activities, which may result in fines, penalties, judgments, settlements and litigation expenses. We also are the subject from time to time of litigation related to our business.

Regulatory and judicial proceedings and potential adverse developments in connection with ongoing litigation may adversely affect our business, financial condition and results of operations. There also may be adverse publicity associated with lawsuits and investigations that could decrease agent and consumer acceptance of our services. Additionally, our business has been in the past, and may be in the future, the subject of class action lawsuits, regulatory actions and investigations and other general litigation. The outcome of class action lawsuits, regulatory actions and investigations and other litigation is difficult to assess or quantify but may include substantial fines and expenses, as well as the revocation of required licenses or registrations or the loss of approved status, which could have a material and adverse effect on our business, prospects, financial position and results of operations or consumers’ confidence in our business. Plaintiffs or regulatory agencies in these lawsuits, actions or investigations may seek recovery of very large or indeterminate amounts, and the magnitude of these actions may remain unknown for substantial periods of time. The cost to defend or settle future lawsuits or investigations may be significant. In addition, improper activities, lawsuits or investigations involving our agents may adversely impact our business operations or reputation even if we are not directly involved.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act or other similar anti-corruption laws.

Our operations around the world, particularly in Latin America and Africa, are subject to anti-corruption laws and regulations, including restrictions imposed by the U.S. Foreign Corrupt Practices Act (the “FCPA”). The FCPA and similar anti-corruption laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials or employees of commercial enterprises for the purpose of obtaining or retaining business, a business advantage or a governmental approval. We operate in parts of the world that are perceived as having higher incidence of corruption and, in certain circumstances, strict compliance with anti-corruption laws may conflict with local customs and practices. Because of the scope and nature of our operations, we experience a higher risk associated with compliance with FCPA and similar anti-corruption laws than many other companies.

Our employees and agents interact with government officials on our behalf, including as necessary to obtain licenses and other regulatory approvals necessary to operate our business, employ expatriates and resolve tax disputes. We also have a number of contracts with third-party paying agents that are owned or controlled by non-U.S. governments. These interactions and contracts create a risk of payments or offers of payments by one of our employees or agents that could be in violation of the FCPA or other similar anti-corruption laws. Under the FCPA and other similar anti-corruption laws, we may be held liable for actions taken by our employees or agents.

In recent years, there have been significant regulatory reviews and actions taken by the United States and other governments related to anti-corruption laws, and the trend appears to be greater scrutiny on payments to, and relationships with, foreign entities and individuals.

Although we have implemented policies and procedures reasonably designed to promote compliance with local laws and regulations as well as U.S. laws and regulations, including the FCPA and similar anti-corruption laws, there can be no assurance that all of our employees and agents will abide by our policies. If we are found to be liable for violations of the FCPA or similar anti-corruption laws in other jurisdictions, either due to our own or others’ acts or inadvertence, we could suffer, among other consequences, substantial civil and criminal penalties, including fines, incarceration, prohibitions or limitations on the conduct of our business, the loss of our financing facilities and significant reputational damage, any of which could have a material and adverse effect on our results of business, financial condition or results of operations.

Government or regulatory investigations into potential violations of the FCPA or other similar anti-corruption laws by U.S. agencies or other governments could also have a material and adverse effect on our results of business, financial condition and results of operations. Furthermore, detecting, investigating and resolving actual or alleged violations of the FCPA and other similar anti-corruption laws is expensive and can consume significant time and attention of our senior management.

We conduct money remittance transactions through agents in regions that are politically volatile or, in a limited number of cases, may be subject to certain OFAC restrictions.

We conduct money remittance transactions through agents in regions that are politically volatile or, in a limited number of cases, may be subject to certain OFAC restrictions. It is possible that our money remittance services or other services could be used in contravention of applicable law or regulations. Such circumstances could result in increased compliance costs, regulatory inquiries, suspension or revocation of required licenses or registrations, seizure or forfeiture of assets and the imposition of civil and criminal fines and penalties. In addition to monetary fines or penalties that we could incur, we could be subject to reputational harm that could have a material and adverse effect on our business, prospects, financial condition and results of operations.

New business initiatives, such as modifications to our current product offerings or the introduction of new products, may modify our risk profile from a regulatory perspective.

A number of our recent and planned business initiatives and expansions of existing businesses may bring us into contact, directly or indirectly, with information, individuals and entities that are not within our traditional customer and agent network and that could expose us to new or enhanced regulatory scrutiny. For example, we are starting to offers services across new distribution platforms, which could expose us to increased anti-money laundering, anti-terrorist financing and consumer protection regulations and compliance requirements. Any change in our risk profile stemming from this or any of our other business initiatives could result in increased compliance costs and litigation exposure, which could adversely impact our business, financial condition and results of operations.

Changes in tax laws and unfavorable outcomes of tax positions we take could adversely affect our tax expense, liquidity, business and financial condition.

We file tax returns and take positions with respect to federal, state, local and international taxation, and our tax returns and tax positions are subject to review and audit by taxing authorities. An unfavorable outcome in a tax review or audit could result in higher tax expense, including interest and penalties, which could adversely affect our results of operations and cash flows. We establish reserves for material known tax exposures; however, there can be no assurance that an actual taxation event would not exceed our reserves.

Our business and results of operations may be adversely affected by foreign political, economic and social instability risks, foreign currency restrictions and devaluation, and various local laws associated with doing business in Latin America and Africa.

We derive a substantial portion of our revenue from our money remittance transactions from the United States to Latin America corridor, particularly the corridors to Mexico and Guatemala, and we are exposed to certain political, economic and other uncertainties not encountered in U.S. operations, including increased risks of social unrest, strikes, drug cartel and gang-related violence, war, kidnapping of employees or agents, nationalization, forced negotiation or modification of contracts, difficulty resolving disputes and enforcing contract provisions, expropriation of assets, taxation policies, foreign exchange restrictions and restrictions on repatriation of income and capital, currency rate fluctuations, increased governmental ownership and regulation of the economy and markets in which we operate, and restrictive governmental regulation, bureaucratic delays, uncertain application of laws and regulations and general hazards associated with foreign sovereignty over certain areas in which operations are conducted. Latin American countries, in particular, have historically experienced uneven periods of economic growth, as well as recession, periods of high inflation and general economic and political instability. Additionally, as events in the Latin American region have demonstrated, negative economic or political developments in one country in the region can lead to or exacerbate economic or political instability elsewhere in the region. Consequently, actions or events in Latin America that are beyond our control could restrict our ability to operate there or otherwise adversely affect the profitability of those operations. Furthermore, changes in the business, regulatory or political climate in any of those countries, or significant fluctuations in currency exchange rates, could affect our ability to expand or continue our operations there, which could have a material and adverse impact on our business, prospects, financial condition and results of operations. Further, our growth plans include potential expansion in the countries in which we currently operate, as well as, potentially, other countries in Latin America. For example, we began offering remittances to Africa during 2019, and are now exposed to new political, economic and other uncertainties as a result of this geographic expansion, any of which could adversely impact our business, financial condition and results of operations.

Additionally, the countries in which we operate may impose or tighten foreign currency exchange control restrictions, taxes or limitations with regard to repatriation of earnings and investments from these countries. If exchange control restrictions, taxes or limitations are imposed or tightened, our ability to receive dividends or other payments from affected jurisdictions could be reduced, which could have a material and adverse effect on our business, prospects, financial condition and results of operations.

In addition, corporate, contract, property, insolvency, competition, securities and other laws and regulations in many of the countries in which we operate have been, and continue to be, substantially revised. Therefore, the interpretation and procedural safeguards of the new legal and regulatory systems are in the process of being developed and defined, and existing laws and regulations may be applied inconsistently. Also, in some circumstances, it may not be possible to obtain the legal remedies provided for under these laws and regulations in a reasonably timely manner, if at all.

Our ability to grow in international markets and our future results could be adversely affected by a number of factors, including:

•	changes in political and economic conditions and potential instability in certain regions, including in particular the recent civil unrest, terrorism and political turmoil in Latin America or Africa;
•	restrictions on money transfers to, from and between certain countries;
•	inability to recruit and retain paying agents and customers for new corridors;
•	currency exchange controls, new currency adoptions and repatriation issues;
•	changes in regulatory requirements or in foreign policy, including the adoption of domestic or foreign laws, regulations and interpretations detrimental to our business;
•	possible increased costs and additional regulatory burdens imposed on our business;
•	the implementation of U.S. sanctions, resulting in bank closures in certain countries and the ultimate freezing of our assets;
•	burdens of complying with a wide variety of laws and regulations;
•	possible fraud or theft losses, and lack of compliance by international representatives in foreign legal jurisdictions where collection and legal enforcement may be difficult or costly;
•	inability to maintain or improve our software and technology systems;
•	reduced protection of our intellectual property rights;
•	unfavorable tax rules or trade barriers; and
•	inability to secure, train or monitor international agents.

If we are unable to adequately protect our brand and the intellectual property rights related to our existing and any new or enhanced services, or if we infringe on the rights of others, our business, prospects, financial condition and results of operations could be adversely affected.

The Intermex brand is critical to our business. We utilize trademark registrations and other tools to protect our brand. We have not applied for trademark registrations for our name and logo in all geographic markets where we provide services. In those markets where we have applied for trademark registrations, failure to secure those registrations could adversely affect our ability to enforce and defend our trademark rights. Our business would be harmed if we were unable to adequately protect our brand and the value of our brand was to decrease as a result.

We rely on a combination of patent, trademark and copyright laws, and trade secret protection and invention assignment, confidentiality or license agreements to protect the intellectual property rights related to our services, all of which only offer limited protection. We may be subject to third-party claims alleging that we infringe their intellectual property rights or have misappropriated other proprietary rights. We may be required to spend resources to defend such claims or to protect and police our own rights. Some of our legal rights in information or technology that we deem proprietary may not be protected by intellectual property laws, particularly in foreign jurisdictions. The loss of our intellectual property protection, the inability to secure or enforce intellectual property protection or to successfully defend against claims of intellectual property infringement or misappropriation could have a material and adverse effect on our business, prospects, financial condition and results of operation.

The processes and systems we employ may be subject to patent protection by other parties, and any claims could adversely affect our business and results of operations.

In certain countries, including the United States, patent laws permit the protection of processes and systems. We employ processes and systems in various markets that have been used in the industry by other parties for many years. We or other companies that use these processes and systems consider many of them to be in the public domain. If a person were to assert that it holds a patent covering any of the processes or systems we use, we would be required to defend ourselves against such claim. If unsuccessful, we may be required to pay damages for past infringement, which could be trebled if the infringement was found to be willful. We also may be required to seek a license to continue to use the processes or systems. Such a license may require either a single payment or an ongoing license fee. No assurance can be given that we will be able to obtain a license which is reasonable in fee and scope. If a patent owner is unwilling to grant such a license, or we decide not to obtain such a license, we may be required to modify our processes and systems to avoid future infringement.

The operation of retail locations creates risks and may adversely affect our business, financial condition and results of operations.

We have company-operated retail locations for the sale of our services. We may be subject to additional laws and regulations that are triggered by our ownership of retail locations and our employment of individuals who staff our retail locations. There are also certain risks inherent in operating any retail location, including theft, personal injury and property damage and long-term lease obligations.

Risks Relating to Our Indebtedness

We have a substantial amount of indebtedness, which may limit our operating flexibility and could adversely affect our business, financial condition and results of operations.

We had approximately $134.6 million of indebtedness as of June 30, 2019, including $99.6 million in outstanding borrowings under the term loan and $35.0 million in outstanding borrowings under our revolving credit facility. Pursuant to the Credit Agreement, we refinanced our credit facility (the “Credit Facility”) on November 7, 2018 and further amended it on December 7, 2018. Our indebtedness could have important consequences to our investors, including, but not limited to:

•	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;
•	requiring the dedication of a substantial portion of our cash flow from operations to servicing debt, including interest payments and quarterly excess cash flow prepayment obligations;
•	limiting our flexibility in planning for, or reacting to, changes in its business and the competitive environment; and
•	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

The interest rates in our Credit Agreement vary at stated margins above either the London Interbank Offered Rate, Eurodollar Rate or a base rate established by the administrative agent of the facility, all of which are subject to fluctuation. If interest rates increase, our debt service obligations on such variable rate indebtedness would increase even though the amount borrowed remained the same. Accordingly, an increase in interest rates would adversely affect our profitability.

We also are subject to capital requirements imposed by various regulatory bodies in the jurisdictions in which we operate. We may need access to external capital to support these regulatory requirements in order to maintain our licenses and our ability to earn revenue in these jurisdictions. An interruption of our access to capital could impair our ability to conduct business if our regulatory capital falls below requirements.

Upon the occurrence of an event of default relating to our Credit Facility, the lenders could elect to accelerate payments due and terminate all commitments to extend further credit.

Under our Credit Agreement, upon the occurrence of an event of default, the lenders will be able to elect to declare all amounts outstanding under the credit agreement to be immediately due and payable and terminate all commitments to lend additional funds. If we are unable to repay those amounts, the lenders under the credit agreement could proceed to foreclose against our collateral that secures that indebtedness. We have granted the lenders a security interest in substantially all of our assets, including the assets of certain subsidiaries.

Our Credit Facility contains restrictive covenants that may impair our ability to conduct business.

The Credit Agreement contains operating covenants and financial covenants that may in each case limit management’s discretion with respect to certain business matters. Among other things, these covenants restrict our and our subsidiaries’ ability to grant additional liens, consolidate or merge with other entities, purchase or sell assets, declare dividends, incur additional debt, make advances, investments and loans, transact with affiliates, issue equity interests, modify organizational documents and engage in other business. We are required to comply with a minimum fixed charge coverage ratio and a maximum consolidated leverage ratio. As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. Failure to comply with such restrictive covenants may lead to default and acceleration under our Credit Facility and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants, which may result in foreclosure of our assets.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of our common stock offered by the Selling Stockholders in this prospectus supplement. We will not receive any proceeds from, or pay any underwriting discounts or commissions in connection with, the sale of shares of our common stock by the Selling Stockholders. We have, however, agreed to pay all other costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus supplement, including expenses of one counsel for the initiating Selling Stockholder, SPC Intermex, and one counsel for all other Selling Stockholders collectively in an amount not to exceed $150,000.

SELLING STOCKHOLDERS

The Selling Stockholders named in the table below are offering an aggregate of 5,217,392 shares of our common stock (or 6,000,000 if the underwriters exercise in full their option to purchase additional shares from the Selling Stockholders). Our shares of common stock held by the Selling Stockholders were issued to them either prior to, or in connection with, the Merger in 2018. Pursuant to a Registration Rights Agreement, dated July 26, 2018, and as amended on July 29, 2019 (as amended, the “Registration Rights Agreement”), with certain of FinTech’s initial stockholders and certain of the Intermex stockholders at the closing of the Merger, we agreed to register the shares with the SEC and to file this prospectus supplement. On August 23, 2019, the Company, FinTech Investor Holdings II, LLC, and SPC Intermex entered into a Registration Rights Agreement Waiver waiving the requirement in the Registration Rights Agreement that certain transferees be bound by any contractual lock-up in connection with the first sale of registrable securities under the Registration Rights Agreement.

Certain of our Selling Stockholders also are parties to a Stockholders Agreement, dated July 26, 2018, pursuant to which they have agreed to, among other things, a lock-up provision which restricts them from transferring their shares of the Company’s common stock which are subject to the terms of the Stockholders Agreement as set forth therein during a Lock-Up Period (“Lock-Up Period”), subject to limited exceptions. The Lock-Up Period extends, subject to certain exceptions, from the date of the agreement until the earlier of (a) fifteen months following the date of the agreement and (b) such time as the shares of the Company’s common stock then subject to the Stockholders Agreement represent, for a period of five consecutive business days, less than 50% of the total voting power of the Company’s outstanding common stock. Following the completion of this offering, we expect that the number of shares of our common stock subject to the Stockholders Agreement will represent less than 50% of our outstanding voting power and, as a result, the transfer restrictions in the Stockholders Agreement will expire. Further, on August 23, 2019, pursuant to a waiver agreement among the Company, Fintech Investor Holdings II, LLC, and SPC Intermex, 394,793 shares of common stock held by FinTech Investor Holdings II, LLC were released from the Lock-Up Period restrictions in the Stockholders Agreement and transferred to certain members of FinTech Investor Holdings II, LLC. In accordance with this waiver agreement, an additional 394,785 shares of common stock held by FinTech Investor Holdings II, LLC will be released from the Lock-Up Period restrictions in the Stockholders Agreement on October 15, 2019. Any shares of our common stock distributed to members of Fintech Investor Holdings II, LLC in accordance with the aforementioned waivers will not be subject to any lock-up restrictions in connection with this offering. However, in connection with this offering, subject to certain exceptions, we, our directors and executive officers and the Selling Stockholders have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of our common stock without the consent of Credit Suisse Securities (USA) LLC and Cowen and Company, LLC for a period of 90 days after the date of this prospectus supplement.

For further information about the Registration Rights Agreement, the Stockholders Agreement, and our relationships with the Selling Stockholders, please see the accompanying prospectus, our Annual Report, our Quarterly Reports, and our other filings with the SEC, including Note 9 to our condensed consolidated financial statements included in our June 2019 Quarterly Report and the section captioned “Management's Discussion and Analysis of Financial Condition and Results of Operations—The Merger,” Note 10 to our consolidated financial statements included in our Annual Report and the sections captioned “Management's Discussion and Analysis of Financial Condition and Results of Operations—The Merger,” and “Directors, Executive Officers and Corporate Governance” of our Annual Report. In addition, please see the sections captioned “Risk Factors” above and in our Annual Report for descriptions of risks that may arise as a result of these and other such relationships and related person transactions.

The following table sets forth (a) the names of each of the Selling Stockholders, (b) the number and percentage of shares of common stock beneficially owned by each of the Selling Stockholders as of August 30, 2019, (c) the number of shares of our common stock offered for sale by each Selling Stockholder pursuant to this prospectus supplement, and (d) the number and percentage of shares of our common stock that will be owned by each Selling Stockholder immediately after the offering contemplated by this prospectus supplement.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders prior to the date of this prospectus supplement. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares of our common stock beneficially owned by the Selling Stockholders both prior to and following the offering of securities pursuant to this prospectus supplement, is based on 37,982,848 shares of our common stock outstanding as of August 30, 2019, which includes the shares of our common stock to be sold by the Selling Stockholders. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned.

Except as noted below in the footnotes to the table or as otherwise described in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, none of the Selling Stockholders have, or have had since our inception, any position, office or other material relationship with us or any of our affiliates during the past three years.

	Beneficial Ownership at August 30, 2019			Total Number of Shares to be Sold	Beneficial Ownership after the Offering (assumes no option exercise)
Name of Selling Stockholder(1)	Number of Shares	Percentage of Class		in the Offering (assumes no option exercise)	Number of Shares	Percentage of Class
SPC Intermex, LP(2)	12,348,554	32.5%		3,515,416	8,833,138	23.3%
FinTech Investor Holdings II, LLC	2,619,385	6.9		745,409	1,873,976	4.9
Cohen Sponsor Interests II, LLC(3)	1,688,770	4.4		480,997	1,207,773	3.2
Robert Lisy Family Revocable Living Trust(4)	1,422,529	3.7		139,130	1,283,399	3.4
Latin American Investment Holdings, Inc.(5)	1,105,288	2.9		86,957	1,018,331	2.7
Swarthmore Trust of 2016	370,795		*	105,727	265,068		*
Hepco Family Trust	200,000		*	56,899	143,101		*
William Velez(6)	151,968		*	6,957	145,011		*
Angelo, Gordon & Co. LP managed funds(7)	100,000		*	27,667	72,333		*
Solomon Cohen	50,000		*	14,355	35,645		*
Jeremy Kuiper(8)	45,636		*	13,197	32,439		*
Shami Patel(8)	45,636		*	13,197	32,439		*
Plamen Mitrikov	40,000		*	11,484	28,516		*
*	Less than 1%
(1)	Except as otherwise specifically indicated herein, the beneficial ownership information for each Selling Stockholder set forth in this table excludes shares of common stock subject to the Stockholders Agreement that are owned by other parties to the Stockholders Agreement, for which each Selling Stockholder disclaims beneficial ownership of any shares of common stock held by such other Selling Stockholders.
(2)	Stella Point Capital LLC (“Stella Point”) is the sole manager of SPC Intermex GP, LLC, which serves as the general partner for SPC Intermex LP. Adam Godfrey and Justin Wender, members of our board of directors, are the Managing Partners of and jointly control Stella Point. Messrs. Godfrey and Wender disclaim beneficial ownership of the shares of common stock held by SPC Intermex, LP. Robert Jahn, also a member of our board of directors, serves as a Managing Director of Stella Point.
(3)	Betsy Z. Cohen, Daniel G. Cohen and James McEntee III are members of Cohen Sponsor Interests II, LLC. Prior to the Merger, Ms. Cohen served as the Chairman of the Board of Directors, Mr. Cohen served as the Chief Executive Officer and a director, and Mr. McEntee served as the President and Chief Financial Officer of the Company, as FinTech.

(4)	Robert Lisy, our Chief Executive Officer and President, is the sole trustee. Does not include 438,531 shares held by Hawk Time Enterprises, LLC, a Delaware limited liability company, owned and managed by Mr. Lisy.
(5)	John Rincon, one of our directors, owns 100% of Latin American Investment Holdings, Inc.
(6)	Mr. Velez served as the Chief Information Officer of Intermex Holdings, predecessor company, and for the Company until September 2019.
(7)	The shares included in this table consist of 25,000 shares held by AG Mortgage Value Partners Master Fund, L.P., 25,000 shares held by AG OFCON Ltd., 12,500 shares held by AG TCDRS, L.P., 12,500 shares held by AG Pisgah, L.P., and 25,000 shares held by AG ONCON, LLC. Angelo, Gordon & Co. LP, a Delaware limited partnership, is the managing entity for each of these stockholders. Of the total number of shares to be sold in this offering, each of AG Mortgage Value Partners Master Fund, L.P., AG OFCON Ltd., and AG ONCON, LLC are including 7,954 shares and each of AG TCDRS, L.P. and AG Pisgah, L.P. are including 3,977 shares.
(8)	Prior to the Merger, each of these individuals served on the Board of Directors of the Company, as Fintech.

If the underwriters exercise in full their option to purchase additional shares, they will purchase the additional shares from the Selling Stockholders as follows: (i) 527,312 shares from SPC Intermex, LP, (ii) 111,811 shares from FinTech Investor Holdings II, LLC, (iii) 72,150 shares from Cohen Sponsor Interests II, LLC, (iv) 20,870 shares from Robert Lisy Family Revocable Living Trust, (v) 13,043 shares from Latin American Investment Holdings, Inc., (vi) 15,859 shares from Swarthmore Trust of 2016, (vii) 8,535 shares from Hepco Family Trust, (viii) 1,043 shares from William Velez, (ix) 4,149 shares from the Angelo, Gordon & Co. LP managed funds (1,037 shares from each of AG Mortgage Value Partners Master Fund, L.P, AG OFCON Ltd., and AG ONCON, LLC and 519 shares from each of AG TCDRS, L.P. and AG Pisgah, L.P.), (x) 2,153 shares from Solomon Cohen, (xi) 1,980 shares from Jeremy Kuiper, (xi) 1,980 shares from Shami Patel, and (xii) 1,723 shares from Plamen Mitrikov.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the U.S. federal income and estate tax considerations generally applicable to the ownership and disposition of our common stock that is being sold pursuant to this offering. This summary is limited to a Non-U.S. holder (as defined below) that acquires our common stock pursuant to this offering and holds our common stock as a capital asset (generally, investment property). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and current administrative rulings and practice, all as in effect and available as of the date of this offering and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling from the Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.

This discussion does not discuss all aspects of U.S. federal taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), qualified retirement plans, “controlled foreign corporations,” “passive foreign investment companies,” holders subject to the alternative minimum tax and certain former citizens and former long-term residents of the United States), holders that own directly, indirectly or constructively 5% or more of our common stock, holders that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, or to persons that will hold our common stock as part of a broader transaction, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., gift tax or the Medicare tax on net investment income) or any state, local or non-U.S. tax laws. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences applicable to them in their particular circumstances.

For the purposes of this summary, a “Non-U.S. holder” is a beneficial owner of a share of common stock that, for U.S. federal income tax purposes, is not (i) a citizen or individual resident of the United States, (ii) a corporation created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of the substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code, or (v) a partnership or other entity or arrangement treated as a partnership.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) hold shares of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Each Non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Common Stock

The gross amount of any distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. holder’s investment, up to (and will reduce, but not below zero) such Non-U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain that will be subject to the tax treatment described below in “Gain on Disposition of Our Common Stock.”

Subject to the discussion under “FATCA Withholding” below, the gross amount of any distributions paid to a Non-U.S. holder that are treated as dividends not effectively connected with such Non-U.S. holder’s conduct of a trade or business in the United States will be subject to withholding of U.S. federal income tax at a rate of

30%, or a lower rate under an applicable income tax treaty. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements.

Subject to the discussion under “FATCA Withholding” below, dividends paid on our common stock that are effectively connected with a Non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States, will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. In that case, withholding of U.S. federal income tax discussed above will not apply if the Non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) in accordance with the applicable certification and disclosure requirements. In addition, a Non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a “branch profits tax” at a 30% rate, or a lower rate under an applicable income tax treaty, on the Non-U.S. holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, subject to adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.

Sale or Disposition of Our Common Stock

Subject to the discussions under “U.S. Information Reporting and Backup Withholding” and “FATCA Withholding” below, A Non-U.S. holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on a sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States; in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;
•	the Non-U.S. holder is an individual who is present in the United States for a period aggregating more than 182 days in the taxable year of the disposition and meets other requirements (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. holder is not considered a resident alien under the Code); or
•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests (including “U.S. real property interests”) plus its other assets used or held for use in a trade or business. The tax relating to stock in a U.S. real property holding corporation generally will not apply to a Non-U.S. holder whose holdings, direct, indirect and constructive, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We believe that we are not currently, and we do not anticipate becoming in the future, a U.S. real property holding corporation. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a U.S. real property holding corporation.

U.S. Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of death is treated as a U.S. situs asset which will be included in the individual's gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax if in excess of $60,000, unless an applicable estate tax treaty or other tax treaty provides otherwise.

U.S. Information Reporting and Backup Withholding

The applicable withholding agent with respect to a Non-U.S. holder generally will be required to report to the IRS and to such Non-U.S. holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of a treaty or agreement. A Non-U.S. holder will be exempt from backup withholding on dividends paid on our common stock if the Non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. holder is not a United States person, or otherwise meets documentary evidence requirements for establishing that it is not a United States person or otherwise qualifies for an exemption. The gross proceeds from the disposition of our common stock may also be subject to these U.S. information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund to a Non-U.S. holder, or a credit against a Non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) imposes withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of dividends (including constructive dividends) on our common stock to certain foreign financial institutions (which is broadly defined for this purpose and in general includes investment vehicles) and certain non-financial foreign entities unless (1) in the case of a foreign financial institution, such institution enters into, and complies with, an agreement with the U.S. government to withhold on certain payments, and to collect and provide, on an annual basis, to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (2) in the case of a non-financial foreign entity, such entity certifies to the withholding agent that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules or, if required under an intergovernmental agreement between the United States and an applicable foreign country, reports the information in clause (1) to its local tax authority, which will exchange such information with the U.S. authorities. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will generally be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Prospective investors should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated September , 2019, the Selling Stockholders have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Cowen and Company, LLC are acting as representatives, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	2,036,396
Cowen and Company, LLC	1,163,654
BMO Capital Markets Corp.	514,628
KeyBanc Capital Markets Inc.	514,628
BTIG, LLC	164,681
Cantor Fitzgerald & Co.	164,681
Craig-Hallum Capital Group LLC	164,681
JMP Securities LLC	164,681
Northland Securities, Inc.	164,681
Piper Jaffray & Co	164,681
Total	5,217,392

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the option described below. The underwriting agreement also provides that if an underwriter defaults, commitments of non-defaulting underwriters may be increased or this offering may be terminated.

We and the Selling Stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Selling Stockholders have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 782,608 additional shares from the Selling Stockholders at the initial public offering price less the underwriting discounts and commissions.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $0.437580 per share. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation and estimated expenses the Selling Stockholders will pay:

	Per Share		Total
	Without Option	With Option	Without Option	With Option
Underwriting Discounts and Commissions paid by Selling Stockholders	$0.793050	$0.793050	$4,137,652.73	$4,758,300.00
Expenses payable by the Selling Stockholders	$0.0144	$0.0125	$75,000.00	$75,000.00

We have agreed to pay the costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus supplement, including expenses of one counsel for the initiating Selling Stockholder, SPC Intermex, and one counsel for all other Selling Stockholders collectively in an amount not to exceed $150,000. We estimate that our out of pocket expenses for this offering excluding the underwriting discounts and commissions will be approximately $550,000. We have also agreed to reimburse the underwriters for expenses of up to $30,000 related to the review of this offering by the Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and Cowen and Company, LLC for a period of 90 days after the date of this prospectus supplement, except issuances pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof or pursuant to the exercise of employee stock options outstanding on the date hereof or grants under the 2018 Omnibus Equity Plan.

Our officers and directors and the Selling Stockholders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Cowen and Company, LLC for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions.

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase pursuant to their option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any covered short position by either exercising their option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. If the underwriters sell more shares than could be covered by the option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, lending and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the securities described herein. The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, nor the Company nor the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the securities will not benefit from protection or supervision by such authority.

Notice to Prospective Purchasers in the European Economic Area

In relation to each member state of the European Economic Area, no offer has been made and no offer will be made of the common stock to the public in that member state prior to the publication of a prospectus in relation to the common stock that has been approved by the competent authority in that member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Regulation (EU) 2017/1129 (the “Prospectus Regulation”), except that the common stock may be offered to the public in that member state at any time:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or
(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the common stock shall result in a requirement for the publication by us or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Regulation. As used above, the expression “offered to the public” in relation to the common stock in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock.

Notice to Prospective Purchasers in the United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Canadian Residents

Resale Restrictions

The distribution of shares of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we and the Selling Stockholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing shares of common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the Selling Stockholders and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,
•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,
•	where required by law, the purchaser is purchasing as principal and not as agent, and
•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the Selling Stockholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock in their particular circumstances and about the eligibility of the shares of common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of our shares of common stock offered hereby by the Selling Stockholders and certain other legal matters will be passed upon for us by Carlton Fields P.A., Miami, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP will act as counsel to SPC Intermex, as a Selling Stockholder, and Ledgewood, a professional corporation, will act as counsel to the other Selling Stockholders.

EXPERTS

The consolidated financial statements of International Money Express, Inc. and subsidiaries as of December 31, 2018 and 2017 (successor company) and the year ended December 31, 2018 (successor company), for the periods from February 1, 2017 to December 31, 2017 (successor company) and from January 1, 2017 to January 31, 2017 (predecessor company) and the year ended December 31, 2016 (predecessor company), incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We electronically file with the SEC our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements for our annual and special stockholder meetings, including any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings also are available and can be accessed free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through the investor information section of our website at www.intermexonline.com. These filings will be available as soon as reasonably practicable after we electronically file such material with or furnish it to, the SEC. The references to www.intermexonline.com in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus supplement. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities offered hereby, you should review the registration statement and its exhibits.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-37986. We incorporate by reference the following information that has been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 22, 2019;
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 15, 2019 and for the fiscal quarter ended June 30, 2019, filed on August 12, 2019;
•	our Current Reports on Form 8-K filed with the SEC on March 28, 2019, April 30, 2019, June 28, 2019, July 30, 2019, and August 23, 2019; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on January 18, 2017 relating thereto, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement any future filing (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to termination of this offer or such time as all securities offered by this prospectus supplement have been sold and all conditions to the consummation of such sales have been satisfied.

Information in such future filings may update and supplement the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference or deemed to be incorporated herein by reference to the extent that statements in the later filed documents modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, without charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus supplement or the accompanying prospectus, but not delivered with the prospectus supplement or the accompanying prospectus, including the exhibits which are specifically incorporated by reference. Requests for such documents should be directed to: International Money Express, Inc., 9480 South Dixie Highway, Miami, Florida 33156, Attention: Chief Financial Officer.

PROSPECTUS

$250,000,000
of
Common Stock
Preferred Stock
Debt Securities

6,000,000 Shares of Common Stock
Offered by Selling Stockholders

We may offer and sell in one or more offerings up to an aggregate amount of $250,000,000 of our common stock, preferred stock, or debt securities in any combination of the foregoing.

In addition, the selling stockholders identified in this prospectus (the “Selling Stockholders”) may from time to time offer and sell up to 6,000,000 shares of our outstanding common stock. We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the Selling Stockholders. The Selling Stockholders may sell shares of our common stock in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 17 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any sale of shares by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds.”

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, and in certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, we or the Selling Stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements also may add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

Our common stock is traded on The Nasdaq Capital Market under the symbol “IMXI”. On September 3, 2019, the last reported sale price of our common stock on The Nasdaq Capital Market was $12.97 per share. The preferred stock and debt securities described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. There is consequently no market through which the securities offered, other than our common stock, may be sold and you may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves risks. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement before investing in any securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities.

The date of this prospectus is September 6, 2019.

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and the sale by us of any combination of the securities described in this prospectus for an aggregate offering price of up to $250,000,000. This prospectus also relates to the offer and the sale of up to 6,000,000 shares of our common stock by the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds”.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf registration” process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, under this shelf process, the Selling Stockholders may, from time to time, offer and sell up to an aggregate of 6,000,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities described herein, and in certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, we or the Selling Stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement also may add to, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. No person has been authorized to give any information or make any representations in connection with any offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

Unless the context requires otherwise, references in this prospectus to “Intermex,” “the Company,” “we,” “us” and “our” refer to International Money Express, Inc., a Delaware corporation, and our consolidated subsidiaries. This prospectus, including the documents incorporated herein by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This prospectus also may include trade names, trademarks and service marks of other companies and organizations. Solely for convenience, trademarks and trade names referred to in this prospectus or any prospectus supplement or free writing prospectus or the documents incorporated by reference herein or therein may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.

i

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to certain matters that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, expectations for our business and the business of the Company.

These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “will,” “may,” “should,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “potentially,” “project,” “approximately,” “our planning assumptions,” and “future outlook.” These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Except for historical information, matters discussed in this prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those described in the Risk Factors” sections and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“Annual Report”), our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2019 and June 30, 2019 (collectively, “Quarterly Reports”), and the other periodic reports and other filings that we file from time to time with the SEC, as well as the following factors:

•	the ability to maintain the listing of our common stock on Nasdaq;
•	the ability to recognize the anticipated benefits of the Merger (as defined herein), which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	factors relating to our business, operations and financial performance, including:
•	competition in the markets in which we operate;
•	cyber-attacks or disruptions to our information technology, computer network systems and data centers;
•	our ability to maintain agent relationships on terms consistent with those currently in place;
•	our ability to maintain banking relationships necessary for us to conduct our business;
•	credit risks from our agents and the financial institutions with which we do business;
•	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;
•	new technology or competitors that disrupt the current ecosystem;

ii

•	our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements;
•	interest rate risk from elimination of LIBOR as a benchmark interest rate;
•	our success in developing and introducing new products, services and infrastructure;
•	customer confidence in our brand and in consumer money transfers generally;
•	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;
•	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;
•	changes in tax laws and unfavorable outcomes of tax positions we take;
•	political instability, currency restrictions and devaluation in countries in which we operate or plan to operate;
•	consumer fraud and other risks relating to customers’ authentication;
•	weakness in U.S. or international economic conditions;
•	change or disruption in international migration patterns;
•	our ability to protect our brand and intellectual property rights;
•	our ability to retain key personnel; and
•	changes in foreign exchange rates that could impact consumer remittance activity.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should read this prospectus, each prospectus supplement and the information we incorporate by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. All forward-looking statements included in this registration statement are made as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement for subsequent events.

iii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should pay special attention to the risks and uncertainties identified under the caption “Risk Factors” in this prospectus, any applicable prospectus supplement, and each of the documents incorporated herein or therein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2018 (our “Annual Report”) and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 (our “Quarterly Report”).

International Money Express, Inc.

Overview

We are a rapidly growing and leading money remittance services company focused primarily on the United States to Latin America and the Caribbean (“LAC”) corridor, which includes Mexico, Central and South America and the Caribbean. We utilize our proprietary technology to deliver convenient, reliable and value-added services to our customers through a broad network of sending and paying agents. Our remittance services, which include a comprehensive suite of ancillary financial processing solutions and payment services, are available in 50 states, Washington D.C., and Puerto Rico, where customers can send money to beneficiaries in 17 LAC counties and four countries in Africa. Our services are accessible in person through over 100,000 sending and paying agents and company-operated stores, as well as online and via Internet-enabled mobile devices.

Money remittance services to Latin America, primarily Mexico and Guatemala, are the primary source of our revenue. During the fiscal quarter ended June 30, 2019, we processed approximately 18% of the aggregate volume of remittances to Mexico, according to the latest available data published by the Central Bank of Mexico, and approximately 25% of the aggregate volume of remittances to Guatemala, according to the latest available data published by the Central Bank of Guatemala. Our money remittance services involve the movement of funds on behalf of an originating customer for receipt by a designated beneficiary at a designated receiving location. Our remittances to Latin America are generated in the United States by customers with roots in Latin American and Caribbean countries, many of whom do not have an existing relationship with a traditional full-service financial institution capable of providing the services we offer. We provide these customers with flexibility and convenience to help them meet their financial needs. We believe many of our customers who use our services may have access to traditional banking services, but prefer to use our services based on reliability, convenience and value. We generate money remittance revenue from fees paid by our customers (i.e. the senders of funds), which we share with our sending agents in the United States and our paying agents in the destination country. Remittances paid in local currencies that are not pegged to the U.S. dollar also earn revenue through our daily management of currency exchange spreads.

Our money remittance services enable our customers to send and receive funds through our broad network of locations in the United States that are primarily operated by third-party businesses, which we refer to as sending agents, as well as a small number of company-operated stores in the LAC corridor. During 2019, we began offering outbound remittance services from several locations in Canada. In addition, our services are offered digitally through our website and via Internet-enabled mobile devices.

Corporate Information and History

The Company, formerly known as FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), was incorporated on May 28, 2015 under the laws of the state of Delaware. On July 26, 2018, the Company, as FinTech, consummated a transaction (the “Merger”) by and among the Company as FinTech, FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex Holdings”) and SPC Intermex Representative LLC. As a result of the Merger, the separate corporate existence of Intermex Holdings ceased and Merger Sub 2 (which changed its name to International Money Express Sub 2, LLC in connection with the closing of the Merger) continued as the surviving entity. In connection with the closing of the Merger, the Company as FinTech, the surviving entity, changed its name to International Money Express, Inc. Unless the context below otherwise provides, the terms “we,” “us,” “Intermex,” and the “Company” refer to

International Money Express, Inc. following the Merger, together with its respective subsidiaries. We conduct our business primarily through our operating subsidiary, Intermex Wire Transfer, LLC.

Our principal executive offices are located at 9480 South Dixie Highway, Miami, Florida 33156, and our telephone number at that address is (305) 671-8000. Our website is https://www.intermexonline.com. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein. Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”

The Securities We May Offer

We may offer or sell common stock, preferred stock, and debt securities in one or more offerings and in any combination. The aggregate offering price of the securities sold by us pursuant to this prospectus will not exceed $250,000,000. In addition, the Selling Stockholders may offer or sell, from time to time, up to 6,000,000 shares of our common stock. Each time we sell securities described herein, and in certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, we or the Selling Stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We or the Selling Stockholders may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We and the Selling Stockholders, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. The Selling Stockholders also may offer shares of our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights of any preferred stockholders. Each holder of shares of our common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.

To the extent that any shares of preferred stock are offered hereby, each series of preferred stock so offered will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally would include all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We also may issue debt securities that are convertible into shares of our common stock.

Any debt securities offered hereby will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including our financial statements and related notes thereto and the risks described in the “Risk Factors” section of our Annual Report and our Quarterly Reports, all of which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which also will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.

If one or more of the events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. Furthermore, in these circumstances, the market price of our common stock could decline and purchasers of our common stock could lose all or part of their investments. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us and the price of our common stock.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Except as described in any prospectus supplement provided in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. The principal purposes for which we intend to use the net proceeds from a specific offering will be set forth in the prospectus supplement relating to that offering.

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts or selling commission, brokerage commissions and/or similar charges incurred in connection with or attributable to the sale or other disposition by them of the shares covered hereby. See “Selling Stockholders” and “Plan of Distribution” described below. We have, however, agreed to pay all other costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus, including expenses of one counsel for the initiating selling stockholder and one counsel for all other selling stockholders collectively in an amount not to exceed (1) $150,000 for the first registration pursuant to the registration rights agreement and (2) $100,000 for each subsequent registration.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or documents incorporated by reference, summarizes the material terms and provisions of our common stock that we and the Selling Stockholders may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement.

The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC.

Authorized and Outstanding Stock

Our certificate of incorporation, as amended (referred to as our charter) authorizes the issuance of 205,000,000 shares, consisting of 200,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

As of June 30, 2019, there were approximately 37,982,848 shares of our common stock issued and outstanding held of record by approximately 96 stockholders. No shares of preferred stock are outstanding. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Each holder of record of our common stock is entitled to one vote for each share of our common stock which is outstanding in his, her, or its name on the books of the Company on all matters on which stockholders are entitled to vote generally.

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the payment of dividends, dividends may be declared and paid ratably on our common stock out of the assets of the Company which are legally available for this purpose at such times and in such amounts as the board of directors in its discretion shall determine.

Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of our common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Preferred Stock

Our charter authorizes the issuance of 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock in one or more classes or series. Our board of directors also has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock which could adversely affect the voting power or other rights of the holders of our common stock. The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase (but not above the total number of authorized shares of preferred stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of the issuance of preferred stock could include, among other things, decreasing the market price of our common stock, diluting the voting power of our common stock, restricting dividends payments on our common stock, and impairing the liquidation rights of our common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights, or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

•	the distinctive designation and the maximum number of shares in the class or series;
•	the number of shares we are offering and the purchase price per share;
•	the liquidation preference, if any;
•	the terms on which dividends, if any, will be paid;
•	the voting rights, if any;
•	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;
•	the terms on which the shares may be redeemed, if at all;
•	any listing of the preferred stock on any securities exchange or market;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and
•	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”

Anti-Takeover Provisions of Delaware Law

We are not subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The board of directors has elected to opt out of Section 203. However, the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders, such provisions would not ultimately prevent a potential takeover that enjoys the support of stockholders.

As a result, our charter contains provisions that have the same effect as Section 203, except that they provide that SPC Intermex and its controlling equity holders and certain of their respective affiliates and transferees (“SPC Intermex Holders”) will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the SPC Intermex Holders from the definition of “interested stockholder,” because these parties currently hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the SPC Intermex Holders.

Limitation on Directors’ Liability

Under our charter and bylaws, we will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Choice of Forum

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

DESCRIPTION OF THE DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We also will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of, or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount, upon surrender of the securities to be exchanged.

Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose. You will not incur a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Any transfer agent (or the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of 15 business days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities. Each global debt security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except as a whole:

•	by the depositary to its nominee;
•	by a nominee of the depositary to the depositary or another nominee; or
•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor depository;

unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, and in either case the Company fails to appoint a successor depository within 90 days from such event, (b) the Company executes and delivers to the Trustee an officer’s certificate to the effect that such global securities shall be exchangeable, or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All debt securities issued in exchange for a global debt security will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture. All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants. Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary or its nominee, upon receipt of payment of any principal, premium, if any, or interest, if any, will immediately credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys or U.S. government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not amalgamate, consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless: (a) we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists, and (c) certain other conditions as will be prescribed in the indenture are met. Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Each of the following will constitute an “Event of Default” under the indenture with respect to debt securities of any series:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of any security of that series at its maturity;
•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture will provide that modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected, if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security.

The indenture will provide that the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series will be able to waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, the indenture will provide that we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or defeasance of certain restrictive covenants in the indenture applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions summarized below:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the trustee and any agent of us or the trustee may treat the person in whose name a debt security is registered as the owner thereof (whether or not such debt security may be overdue) for the purpose of making payments thereon and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended, shall be applicable.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment of such funds or adequate indemnity against such risk or liability.

SELLING STOCKHOLDERS

In addition to the securities that we may offer from time to time in one or more offerings, this prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “Selling Stockholders,” of up to 6,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Our shares of common stock held by the Selling Stockholders were issued to them either prior to, or in connection with, the Merger in 2018. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, as well as their permitted donees, pledgees, assignees, transferees, distributees, or other successors in interest.

If the registration statement of which this prospectus is a part is used by the Selling Stockholders for the sale of any shares of our common stock registered thereunder, information about such selling shareholder, their beneficial ownership of our common stock, and their relationship with us, to the extent not described herein, will be set forth in a prospectus supplement, in a post-effective amendment, or in a filing we make with the SEC under the Exchange Act that is incorporated by reference into such registration statement.

We are registering 6,000,000 shares of our common stock for possible resale by the Selling Stockholders in accordance with the terms of a Registration Rights Agreement, dated July 26, 2018, and as amended on July 29, 2019 (as amended, the “Registration Rights Agreement”), with certain of FinTech’s initial stockholders and certain of the Intermex stockholders at the closing of the Merger that provides certain registration rights with respect to the shares of the Company’s common stock. The Registration Rights Agreement provides the stockholders party to the agreement the right to require the Company to effect one or more shelf registrations under the Securities Act, covering all or part of such stockholder’s common stock upon written request to the Company. The Registration Rights Agreement additionally provides piggyback rights to the stockholders party to the Registration Rights Agreement, subject to customary underwriter cutbacks and issuer blackout periods. The Company also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. See “Use of Proceeds.” Each of the Selling Stockholders is permitted to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus. On August 23, 2019, the Company, Fintech Investor Holdings II, LLC and SPC Intermex entered into a Registration Rights Agreement Waiver waiving the requirement in the Registration Rights Agreement that certain transferees be bound by any contractual lock-up in connection with the first sale of registrable securities under the Registration Rights Agreement.

The table below sets forth the following information: (a) the names of the Selling Stockholders, (b) the number and percentage of shares of any common stock beneficially owned by each of the Selling Stockholders as of August 30, 2019, (c) the number of shares of our common stock subject to sale by each Selling Stockholder pursuant to this prospectus, and (d) the number and percentage of shares of our common stock that would be beneficially owned by each Selling Stockholder assuming all of the shares covered hereby are sold.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders under this prospectus. Beneficial ownership is determined in accordance with Rule 13d – 3(d) promulgated by the SEC under the Exchange Act. The percentage of shares of our common stock beneficially owned by the Selling Stockholders both prior to and following the offering of securities pursuant to this prospectus, is based on 37,982,848 shares of our common stock outstanding as of August 30, 2019 and does not take into account any securities issued by us pursuant to this prospectus. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned. There can be no assurances that any of shares of our common stock will be sold pursuant to the prospectus. The Selling Stockholder may sell some, all, or none of their respective shares.

Except as noted below in the footnotes to the table or as otherwise described in, or incorporated by reference into, this prospectus, none of the Selling Stockholders have, or have had since our inception, any position, office or other material relationship with us or any of our affiliates during the past three years.

	Beneficial Ownership at August 30, 2019			Total Number of Shares to be Sold in the Offering	Beneficial Ownership after the Offering
Name of Selling Stockholder(1)	Number of Shares	Percentage of Class			Number of Shares	Percentage of Class
SPC Intermex, LP(2)	12,348,554	32.5%		4,042,728	8,305,826	21.9%
FinTech Investor Holdings II, LLC	2,619,385	6.9		857,221	1,762,164	4.6
Cohen Sponsor Interests II, LLC(3)	1,688,770	4.4		553,146	1,135,624	3.0
Robert Lisy Family Revocable Living Trust(4)	1,422,529	3.7		160,000	1,262,529	3.3
Latin American Investment Holdings, LLC(5)	1,105,288	2.9		100,000	1,005,288	2.7
Swarthmore Trust of 2016	370,795		*	121,586	249,209		*
Hepco Family Trust	200,000		*	65,434	134,566		*
William Velez(6)	151,968		*	8,000	143,968		*
Angelo, Gordon & Co. LP managed funds(7)	100,000		*	31,816	68,184		*
Solomon Cohen	50,000		*	16,508	33,492		*
Jeremy Kuiper(8)	45,636		*	15,177	30,459		*
Shami Patel(8)	45,636		*	15,177	30,459		*
Plamen Mitrikov	40,000		*	13,207	26,793		*
*	Less than 1%
(1)	Except as otherwise specifically indicated herein, the beneficial ownership information for each Selling Stockholder set forth in this table excludes shares of common stock subject to the Stockholders Agreement that are owned by other parties to the Stockholders Agreement, for which each Selling Stockholder disclaims beneficial ownership of any shares of common stock held by such other Selling Stockholders.
(2)	Stella Point Capital LLC (“Stella Point”) is the sole manager of SPC Intermex GP, LLC, which serves as the general partner for SPC Intermex LP. Adam Godfrey and Justin Wender, members of our board of directors, are the Managing Partners of and jointly control Stella Point. Messrs. Godfrey and Wender disclaim beneficial ownership of the shares of common stock held by SPC Intermex, LP. Robert Jahn, also a member of our board of directors, serves as a Managing Director of Stella Point.
(3)	Betsy Z. Cohen, Daniel G. Cohen and James McEntee III are members of Cohen Sponsor Interests II, LLC. Prior to the Merger, Ms. Cohen served as the Chairman of the Board of Directors, Mr. Cohen served as the Chief Executive Officer and a director, and Mr. McEntee served as the President and Chief Financial Officer of the Company, as Fintech.
(4)	Robert Lisy, our Chief Executive Officer and President, is the sole trustee. Does not include 438,531 shares held by Hawk Time Enterprises, LLC, a Delaware limited liability company, owned and managed by Mr. Lisy.
(5)	John Rincon, one of our directors, owns 100% of Latin American Investment Holdings, LLC.
(6)	Mr. Velez served as the Chief Information Officer of Intermex Holdings, predecessor company, and for the Company until September 2019.
(7)	The shares included in this table consists of 25,000 shares held by AG Mortgage Value Partners Master Fund, L.P., 25,000 shares held by AG OFCON Ltd., 12,500 shares held by AG TCDRS, LP, 12,500 shares held by AG Pisgah, L.P., and 25,000 shares held by AG ONCON, LLC. Angelo, Gordon & Co. LP, a Delaware limited partnership, is the managing entity for each of these stockholders. Of the total number of shares to be sold in the offering, each of AG Mortgage Value Partners Master Fund, L.P, AG OFCON Ltd., and AG ONCON, LLC are including 7,954 shares and each of AG TCDRS, LP and AG Pisgah, LP are including 3,977 shares.
(8)	Prior to the Merger, each of these individuals served on the Board of Directors of the Company, as Fintech.

The Stockholders Agreement

Certain of the Selling Stockholders also are parties to that certain Stockholders Agreement, dated July 26, 2018, as amended on December 12, 2018, entered into by and between the Company and following stockholders (the “Stockholders Agreement”): SPC Intermex, LP, SPC Intermex Representative, LLC, C.A.R. Holdings, Hawk Time Enterprises, LLC, Robert Lisy Family Revocable Trust, Robert W. Lisy Trustee, Robert Lisy, Darrell Ebbert, Jose Perez-Villareal, Eduardo Azcarate, William Velez, Randy Nilsen, DGC Family FinTech Trust, Daniel Cohen, Betsy Cohen, Cohen and Company LLC, Swarthmore Trust of 2016, James J. McEntee, III, Hepco Family Trust, Jeremy Kuiper, Shami Patel, Plamen Mitrikov, FinTech Investor Holdings II, LLC, Cohen Sponsor Interests II, LLC, and Solomon Cohen (the “Intermex Legacy Stockholders”). Pursuant to the Stockholders Agreement, for so long as Intermex Legacy Stockholders party thereto hold, in the aggregate, at least 10% of the total outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate eight individuals for election to the Company’s board of directors of which at least three designees must qualify as an

“independent director” under the Exchange Act and Nasdaq rules. Following such times as the collective ownership of such Intermex Legacy Stockholders is less than 10% of the outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate one person for election to the Company’s board of directors, which designation right will lapse at such time as the Intermex Legacy Stockholders’ collective ownership is less than 5% of the outstanding shares of the Company’s common stock. Pursuant to the Stockholders Agreement, all of the stockholders party thereto (which stockholders represent, in the aggregate, more than 50% of the outstanding shares of common stock), are required to vote their shares of the Company’s common stock subject to the Stockholders Agreement as set forth therein for the director nominees designated thereunder. In addition, for so long as FinTech’s initial stockholders that are party to the Stockholders Agreement collectively own more than 5% of the Company’s outstanding common stock, FinTech Investor Holdings II, LLC, as representative, is entitled to designate one person as a non-voting observer to the Company’s board of directors. Certain parties to the Stockholders Agreement have also agreed to a lock-up provision restricting the Intermex Legacy Stockholders from transferring their shares of the Company’s common stock subject to the terms of the Stockholders Agreement as set forth therein, subject to limited exceptions (the “Lock-Up Period”). The Lock-Up Period extends, subject to certain exceptions, from the date of the agreement until the earlier of (i) fifteen months following the date of the agreement and (ii) such time as the shares of the Company’s common stock then subject to the Stockholders Agreement represent, for a period of five consecutive business days, less than 50% of the total voting power of the Company’s outstanding common stock. Following the completion of this offering, we expect that the number of shares of our common stock subject to the Stockholders Agreement will represent less than 50% of our outstanding voting power and, as a result, the transfer restrictions in the Stockholders Agreement will expire. The Lock-Up Period is subject to certain exceptions, including that the parties thereto may, notwithstanding the aforementioned transfer restrictions, transfer shares of the Company’s common stock pursuant to a registered offering conducted in accordance with the Registration Rights Agreement. Cohen and Company LLC was released from the Stockholders Agreement under the December 12, 2018 amendment to the Stockholders Agreement. Further, on August 23, 2019, pursuant to a waiver agreement among the Company, Fintech Investor Holdings II, LLC, and SPC Intermex, 394,793 shares of common stock held by FinTech Investor Holdings II, LLC were released from the lockup restrictions in the Stockholders Agreement and transferred to certain members of FinTech Investor Holdings II, LLC. In accordance with this waiver agreement, an additional 394,785 shares of common stock held by FinTech Investor Holdings II, LLC will be released from the lockup restrictions in the Stockholders Agreement on October 15, 2019.

PLAN OF DISTRIBUTION

We or the Selling Stockholders from time to time may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.

We or the Selling Stockholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;
•	an exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares;
•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following: (a) the terms of the offering; (b) the names of any underwriters or agents; (c) the name or names of any managing underwriter or underwriters; (d) the name or names of each Selling Stockholder identified in this prospectus that is participating in such offering; (e) the purchase price of the securities; (f) the net proceeds from the sale of the securities; (g) any delayed delivery arrangements; (h) any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensation; (i) any initial price to public; (j) any discounts or concessions allowed or reallowed or paid to dealers; and (k) any commissions paid to agents.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions.

We or the Selling Stockholders may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or the Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in an offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling Stockholders

Selling Stockholders may use this prospectus in connection with resales of the common stock beneficially owned by them. In addition, any selling stockholder may transfer any shares of common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act, if available, rather than under this prospectus; provided, that they meet the criteria and conform to the requirements of that rule.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of the shares of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholders also may sell the shares of our common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders also may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds.” In addition, we have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, or we may be entitled to contribution.

Pursuant to the terms of the Registration Rights Agreement, we have agreed with the Selling Stockholders to keep the registration statement that includes this prospectus effective until the earlier of: (1) three years from the effective date of such registration statement, (2) at such time as all of the shares of our common stock covered by the prospectus have been disposed of pursuant to and in accordance with the registration statement, and (3) the date upon which all of the shares and the shares of our common stock issuable upon the exercise of warrants, assuming net exercise of the warrants pursuant to the provisions thereof, may be sold in any three-month period in reliance on Rule 144.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock we registered on behalf of the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Electronic Auctions

We or the Selling Stockholders also may make sales through the Internet or through other electronic means. Since we or the Selling Stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in the applicable prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the Selling Stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and also may be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Carlton Fields P.A., Miami, Florida. Additional legal matters may be passed on for any underwriters, dealers, or agents by counsel that we will name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of International Money Express, Inc. and subsidiaries as of December 31, 2018 and 2017 (successor company) and the year ended December 31, 2018 (successor company), for the periods from February 1, 2017 to December 31, 2017 (successor company) and from January 1, 2017 to January 31, 2017 (predecessor company) and the year ended December 31, 2016 (predecessor company), incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We electronically file with the SEC our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements for our annual and special stockholder meetings, including any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings also are available and can be accessed free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through the investor information section of our website at www.intermexonline.com. These filings will be available as soon as reasonably practicable after we electronically file such material with or furnish it to, the SEC. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities offered hereby, you should review the registration statement and its exhibits.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. The SEC file number for the documents incorporated by reference in this prospectus is 001-37986. We incorporate by reference the following information that has been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 22, 2019;
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 15, 2019 and for the fiscal quarter ended June 30, 2019, filed on August 12, 2019;
•	our Current Reports on Form 8-K filed with the SEC on March 28, 2019, April 30, 2019, June 28, 2019, July 30, 2019, and August 23, 2019; and
•	the description of our common stock contained in the Registration Statement on Form 8-A filed on January 18, 2017 relating thereto, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any future filing (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of this offer or such time as all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied.

Information in such future filings may update and supplement the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference or deemed to be incorporated herein by reference to the extent that statements in the later filed documents modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including the exhibits which are specifically incorporated by reference. Requests for such documents should be directed to: International Money Express, Inc., 9480 South Dixie Highway, Miami, Florida 33156, Attention: Chief Financial Officer.